                            SECURED CREDIT AGREEMENT



                                  DATED AS OF



                                JANUARY 17, 1997


                                     AMONG


                          TRANSOCEAN ENTERPRISE INC.,


                           THE LENDERS PARTY HERETO,

                                      AND

                      ABN AMRO BANK N.V., HOUSTON AGENCY,
                         AS AGENT AND COLLATERAL AGENT,

                                      AND

                AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
                               BANK OF MONTREAL,
                    THE BANK OF NOVA SCOTIA, ATLANTA AGENCY,
           THE BANK OF TOKYO - MITSUBISHI, LTD., HOUSTON AGENCY, AND
                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                  AS CO-AGENTS

                               TABLE OF CONTENTS

                                                                                                PAGE

SECTION 1.   DEFINITIONS; INTERPRETATION........................................................   1
     Section 1.1.             Definitions.......................................................   1
     Section 1.2.             Interpretation....................................................  19

SECTION 2.   THE CREDIT FACILITIES..............................................................  19
     Section 2.1.             Borrowings of Tranche A Loans.....................................  19
     Section 2.2.             Borrowings of Construction Loans..................................  19
     Section 2.3.             Conversion of Construction Loans into Term Loans..................  20
     Section 2.4.             Types of Loans and Minimum Borrowing Amounts......................  20
     Section 2.5.             Manner of Borrowing...............................................  20
     Section 2.6.             Interest Periods..................................................  22
     Section 2.7.             Maturity of Loans.................................................  23
     Section 2.8.             Applicable Interest Rates.........................................  26
     Section 2.9.             Default Rate......................................................  26
     Section 2.10.            Optional Prepayments..............................................  27
     Section 2.11.            Mandatory Prepayments of Loans....................................  29
     Section 2.12.            The Notes.........................................................  33
     Section 2.13.            Breakage Fees.....................................................  33
     Section 2.14.            Commitment Terminations...........................................  34

SECTION 3.   FEES AND PAYMENTS..................................................................  34
     Section 3.1.             Fees..............................................................  34
     Section 3.2.             Place and Application of Payments.................................  34
     Section 3.3.             Withholding Taxes                                                   35

SECTION 4.   CONDITIONS TO BORROWINGS...........................................................  37
     Section 4.1.             Conditions Precedent to Initial Borrowing.........................  37
     Section 4.2.             Conditions Precedent to Construction Loans........................  39
     Section 4.3.             Conditions Precedent to All Borrowings............................  39
     Section 4.4.             Conditions Precedent to Conversion of Construction Loans into Term
                              Loans.............................................................  40

SECTION 5.   REPRESENTATIONS AND WARRANTIES.....................................................  41
     Section 5.1.             Corporate Organization............................................  41
     Section 5.2.             Corporate Power and Authority; Validity...........................  41
     Section 5.3.             No Violation......................................................  41
     Section 5.4.             Litigation........................................................  42
     Section 5.5.             Use of Proceeds; Margin Regulations...............................  42
     Section 5.6.             Investment Company Act............................................  42
     Section 5.7.             Public Utility Holding Company Act................................  42
     Section 5.8.             True and Complete Disclosure......................................  42
     Section 5.9.             No Material Adverse Change........................................  43
     Section 5.10.            Labor Controversies...............................................  43
     Section 5.11.            Taxes.............................................................  43
     Section 5.12.            ERISA.............................................................  43
     Section 5.13.            Security Interests................................................  43
     Section 5.14.            Consents..........................................................  43


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                PAGE
     Section 5.15.            Intellectual Property.............................................  43
     Section 5.16.            Ownership of Property.............................................  44
     Section 5.17.            Compliance with Statutes, Etc.....................................  44
     Section 5.18.            Environmental Matters.............................................  44
     Section 5.19.            Existing Indebtedness.............................................  44

SECTION 6.   COVENANTS..........................................................................  44
     Section 6.1.             Corporate Existence...............................................  44
     Section 6.2.             Construction and Maintenance......................................  44
     Section 6.3.             Taxes.............................................................  46
     Section 6.4.             ERISA.............................................................  46
     Section 6.5.             Burdensome Restrictions, Etc......................................  46
     Section 6.6.             Insurance.........................................................  46
     Section 6.7.             Financial Reports and Other Information...........................  49
     Section 6.8.             Lender Inspection Rights..........................................  50
     Section 6.9.             Conduct of Business...............................................  51
     Section 6.10.            Interest Rate Protection..........................................  51
     Section 6.11.            Limitation on Dividends; Negative Pledges.........................  51
     Section 6.12.            Restrictions on Fundamental Changes...............................  52
     Section 6.13.            Cash Flow Reserve.................................................  52
     Section 6.14.            Liens.............................................................  53
     Section 6.15.            Indebtedness......................................................  54
     Section 6.16.            Use of Property and Facilities; Environmental Laws................  54
     Section 6.17.            Advances, Investments and Loans...................................  54
     Section 6.18.            Modifications of Corporate Documents and Contracts................  55
     Section 6.19.            Transfers of Assets...............................................  56
     Section 6.20.            Transactions with Affiliates......................................  57
     Section 6.21.            Compliance with Laws..............................................  57
     Section 6.22.            Progress Reports..................................................  57
     Section 6.23.            Bank Accounts.....................................................  57
     Section 6.24.            Notice of Change of Definitions...................................  57

SECTION 7.   EVENTS OF DEFAULT AND REMEDIES.....................................................  57
     Section 7.1.             Events of Default.................................................  57
     Section 7.2.             Non-Bankruptcy Defaults...........................................  60
     Section 7.3.             Bankruptcy Defaults...............................................  60
     Section 7.4.             Notice of Default.................................................  60

SECTION 8.   CHANGE IN CIRCUMSTANCES............................................................  60
     Section 8.1.             Change of Law.....................................................  60
     Section 8.2.             Unavailability of Deposits or Inability to Ascertain LIBOR Rate...  61
     Section 8.3.             Increased Cost and Reduced Return.................................  61
     Section 8.4.             Lending Offices...................................................  63
     Section 8.5.             Discretion of Lender as to Manner of Funding......................  63
     Section 8.6.             Substitution of Lender............................................  63



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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                PAGE
SECTION 9.   THE AGENTS.........................................................................  64
     Section 9.1.             Appointment and Authorization of Agent, Co-Agents and Collateral
                              Agent.............................................................  64
     Section 9.2.             Rights and Powers.................................................  64
     Section 9.3.             Action by Agent, Co-Agents and Collateral Agent...................  64
     Section 9.4.             Consultation with Experts.........................................  64
     Section 9.5.             Indemnification Provisions; Credit Decision.......................  64
     Section 9.6.             Indemnity.........................................................  65
     Section 9.7.             Resignation of Agent and Successor Agent..........................  65

SECTION 10.  MISCELLANEOUS......................................................................  66
     Section 10.1.            No Waiver.........................................................  66
     Section 10.2.            Non-Business Day..................................................  66
     Section 10.3.            Documentary Taxes.................................................  66
     Section 10.4.            Survival of Representations.......................................  66
     Section 10.5.            Survival of Indemnities...........................................  66
     Section 10.6.            Setoff............................................................  67
     Section 10.7.            Notices...........................................................  67
     Section 10.8.            Counterparts......................................................  68
     Section 10.9.            Successors and Assigns............................................  68
     Section 10.10.           Sales and Transfers of Borrowings and Notes; Participations in
                              Borrowings and Notes..............................................  68
     Section 10.11.           Amendments, Waivers and Consents..................................  71
     Section 10.12.           Headings..........................................................  71
     Section 10.13.           Legal Fees, Other Costs and Indemnification.......................  71
     Section 10.14.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial...  73
     Section 10.15.           Confidentiality...................................................  74
     Section 10.16.           Effectiveness.....................................................  74
     Section 10.17.           Severability......................................................  74
     Section 10.18.           Change in Accounting Principles, Fiscal Year or Tax Laws..........  75
     Section 10.19.           Notice............................................................  75
     Section 10.20.           Officer's Certificates............................................  75
     Section 10.21.           Effect of Inclusion of Exceptions.................................  75
     Section 10.22.           Non-Recourse Obligation...........................................  75
     Section 10.23.           Amoco Quiet Enjoyment; Guarantor Replaced Parts...................  76

                               TABLE OF CONTENTS
                                  (CONTINUED)

EXHIBITS
    2.5   -      Form of Borrowing Request
    2.7   -      Sizing Methodology
    2.12A -      Form of Tranche A Note
    2.12B -      Form of Construction Note
    4.1A  -      Form of First Mortgage
    4.1B  -      Form of Security Agreement and Financing Statement
    4.1C  -      Form of Assignments of Amoco Contracts
    4.1D  -      Form of Assignments of Shipyard Construction Contracts
    4.1E  -      Form of Assignment of Bank Guarantees
    4.1F  -      Form of Assignments of O&M Contracts
    4.1G  -      Form of Assignments of Transocean Contracts
    4.1H  -      Form of Transocean Performance Guaranty
    4.1I  -      Form of Legal Opinion of Hughes Hubbard & Reed LLP
    4.1J  -      Form of Legal Opinion of General Counsel of Borrower and Guarantor
    4.1K  -      Form of Legal Opinion of Arosemena Noriega & Contreras
    4.1L  -      Form of Legal Opinion of Royston, Rayzor, Vickery & Williams LLP
    4.1M  -      Form of Amoco Comfort Letters
    4.1N  -      Form of O&M Contract
    4.1O  -      Form of Transocean Lease Agreements
    4.1P  -      Form of License Agreement
    4.1Q  -      Form of Collateral Agreement
    4.4   -      Form of Amoco Letter of Acceptance
   10.10  -      Form of Assignment Agreement

SCHEDULES

    2.7A  -      Example of Term Loan Repayment Schedule
    5.18  -      List of Environmental Claims

     SECURED CREDIT AGREEMENT (the "Agreement"), dated as of January 17, 1997, among Transocean Enterprise Inc. (the "Borrower"), a Delaware corporation, the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "Agent") and as "Collateral Agent" as provided herein, Australia and New Zealand Banking Group Limited, Bank of Montreal, The Bank of Nova Scotia, Atlanta Agency, The Bank of Tokyo - Mitsubishi, Ltd., Houston Agency, and Westdeutsche Landesbank Girozentrale, as co-Agents for the Lenders (in such capacity, the "Co-Agents").

                                  WITNESSETH:

     WHEREAS, the Borrower desires to obtain commitments from each of the Lenders to make loans to the Borrower; and

     WHEREAS, the Lenders are willing to extend such commitments to the Borrower on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1. Definitions. Unless otherwise defined herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

     "Acceptance" shall be deemed to have occurred with respect to each of the Drillship and the Rig when Amoco has executed and delivered an Amoco Letter of Acceptance for such vessel.

     "Acceptance Date" means the date on which Acceptance is deemed to have occurred with respect to each of the Drillship and the Rig. The Acceptance Date shall be no later than December 31, 1998.

     "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR  =                      LIBOR Rate
                                      ----------------------
                    1.00 - Eurodollar Reserve Percentage

     "Affiliate" means, for the Borrower, (i) any other Person that directly or indirectly through one or more intermediaries controls, is under common control with, or is controlled by, the Borrower, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in the Borrower. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Agent" means ABN AMRO acting in its capacity as agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

     "Agreement" means this Secured Credit Agreement, as amended, restated or supplemented from time to time.

     "Amoco" means Amoco Production Company, a Delaware corporation.

     "Amoco Contract Selection" means the selection by Amoco of the duration of each of the Amoco Drillship Contract and the Amoco Rig Contract pursuant to the terms thereof.

     "Amoco Contracts" means the Amoco Drillship Contract and the Amoco Rig Contract.

     "Amoco Drillship Contract" means that certain Letter Agreement with respect to the Drillship dated May 17, 1996, as amended by Letter Agreement dated December 6, 1996, each by and between Amoco and the Guarantor, as assigned to the Borrower pursuant to that certain Discoverer Enterprise Drilling Contract Assignment Agreement dated as of January 17, 1997, and when the more detailed contract described therein is entered into by the Borrower and Amoco, such more detailed agreement, in each case as amended, restated or supplemented from time to time.

     "Amoco Letter of Acceptance" means a letter from Amoco accepting the Drillship or the Rig, as the case may be, pursuant to the terms of the Amoco Drillship Contract or the Amoco Rig Contract, as the case may be, each such letter to be substantially in the form of Exhibit 4.4.

     "Amoco Rig Contract" means that certain Amoco Production Company Offshore Drilling/Workover/Completion Contract with respect to the Rig dated as of November 5, 1996, as amended by Letter Agreement dated December 6, 1996, each by and between Amoco and the Guarantor, as assigned to the Borrower pursuant to that certain Transocean Amirante Drilling Contract Assignment Agreement dated as of January 10, 1997, and as amended, restated or supplemented from time to time.

     "Amortization Date" means a scheduled repayment date of the Term Loans determined pursuant to Section 2.7.

     "Amsterdam" means Amsterdam Funding Corporation, a Delaware corporation.

     "Applicable Margin" means, for any day as follows:

     (i) Tranche A Loans. For the Tranche A Loans, either (x) at such times as the relevant Total Funded Debt to Total Capital Ratio of the Guarantor (expressed as a percentage) is in one of the following ranges, the percentage per annum set forth opposite such Total Funded Debt to Total Capital Ratio:

     Total Funded Debt to Total Capital Ratio           Percentage
     ----------------------------------------           ----------

     Less than 20%                                        0.375%
     Equal to or greater than 20%                         0.400%
      but less than 25%
     Equal to or greater than 25%                         0.450%
      but less than 30%
     Equal to or greater than 30%                         0.500%
      but less than 35%
     Equal to or greater than 35%                         0.625%
or (y) at such times as an investment grade rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Agent) is in effect on the Guarantor's senior unsecured long-term debt and if such percentage per annum is lower than the percentage determined in accordance with
(x) above, the percentage per annum set forth opposite such investment grade rating:

     Debt Rating                                           Percentage
     -----------                                           ----------

     BBB+/Baa1 or above                                      0.350%

     BBB/Baa2                                                0.375%

     BBB-/Baa3                                               0.425%

If the ratings issued by S&P and Moody's differ by one rating, the higher rating shall apply to determine the Applicable Margin. If the ratings issued by S&P and Moody's differ by two ratings, the rating which falls between them shall apply to determine the Applicable Margin. If the ratings in effect on the Guarantor's senior unsecured long-term debt applied to determine the Applicable Margin as provided above fall below the investment grade ratings listed above, the Applicable Margin shall be determined based on the Total Funded Debt to Total Capital Ratio grid as set forth in (x) above. The Borrower shall give written notice to the Agent (which shall in turn provide such notice promptly to the Lenders) of any ratings issued by either S&P or Moody's on such debt, of any changes to such ratings and of any change to the Total Funded Debt to Total Capital Ratio affecting the Applicable Margin within three (3) Business Days thereof and any change to the Applicable Margin shall be effective one (1) day thereafter.

     (ii) Construction Loans.  For the Construction Loans, 0.85% per annum.

     (iii) Tranche B Term Loans. For the Tranche B Term Loans, 0.65% per annum.

     (iv) Tranche C Term Loans. For the Tranche C Term Loans, (x) 1.125% per annum for a three (3) year period commencing on the Conversion Date, and (y) thereafter, 1.25% per annum, provided that if a Substitute Contract is substituted for either or both of the Transocean Contracts pursuant to the terms and conditions of Section 6.18 and the Person who is the party contracting with the Borrower for the use of such vessel has an investment grade rating (either express or implied) by S&P of at least AA and by Moody's of at least Aa2 on its senior unsecured long-term debt, then the Applicable Margin for that portion of the Tranche C Term Loans which was scheduled to be repaid from such Transocean Contract then being substituted shall instead be 0.65% per annum from and after the date such Substitute Contract is substituted for the applicable Transocean Contract pursuant to terms and conditions of Section 6.18 (the "Substitution Date"), and further provided that if for any reason such Substitute Contract is terminated, cancelled or rendered void or unenforceable prior to the scheduled commencement date thereof and the Borrower does not immediately replace such Substitute Contract with another Substitute Contract pursuant to the terms and conditions of Section 6.18 and with a contracting party which satisfies the above criteria, the Applicable Margin for such portion of the Tranche C Loans shall automatically revert to the increased initial percentages set forth above effective from and after the Substitution Date and the Borrower shall make up all increased interest payments as a result thereof on the next Interest Payment Date.

     "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitments and Loans to another Person that is, or thereupon becomes, a Lender, or increases its Commitments and outstanding Loans, pursuant to Section 10.10.

     "Assignments of Amoco Contracts" means the Collateral Assignment of Amoco Drillship Contract and the Collateral Assignment of Amoco Rig Contract, each by and between the Borrower and the Collateral Agent and in substantially the form attached as Exhibit 4.1C, as amended, restated or supplemented from time to time.

     "Assignment of Bank Guarantees" means the Collateral Assignment of Bank Guarantees by and between the Borrower and the Collateral Agent in substantially the form attached as Exhibit 4.1E, as amended, restated or supplemented from time to time.

     "Assignments of O&M Contracts" means the Collateral Assignment of Drillship Operating and Maintenance Contract and the Collateral Assignment of Rig Operating and Maintenance Contract, each by and between the Borrower and the Collateral Agent and in substantially the form attached as Exhibit 4.1F, as amended, restated or supplemented from time to time.

     "Assignments of Shipyard Construction Contracts" means the Collateral Assignment of Drillship Shipyard Construction Contract and the Collateral Assignment of Rig Shipyard Construction Contract, each by and between the Borrower and the Collateral Agent and in substantially the forms attached as
Exhibit 4.1D, as amended, restated or supplemented from time to time.

     "Assignments of Transocean Contracts" means the Collateral Assignment of Transocean Drillship Contract and the Collateral Assignment of Transocean Rig Contract, each by and between the Borrower and the Collateral Agent and in substantially the form attached as Exhibit 4.1G, as amended, restated or supplemented from time to time.

     "Base Rate" means for any day the greater of:

          (i) the fluctuating commercial loan rate announced by the Lender which is the Agent from time to time at its Chicago, Illinois office (or other corresponding office, in the case of any successor Agent) as its base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by such Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent, plus (y) one-half of one percent (0.50%) per annum.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.8(a).

     "Borrower" means Transocean Enterprise Inc., a Delaware corporation.

     "Borrowing" means any extension of credit made by the Lenders by way of Loans, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders advance funds comprising such Borrowing to the Borrower, is "continued" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.5(a).

     "Business Day" means any day other than (a) a Saturday, Sunday or other day on which banks in New York City, Chicago, Illinois or Houston, Texas are authorized or required to close, (b) a holiday on the Federal Reserve calendar and, (c) solely for matters relating to a Eurodollar Loan, a day on which dealings in Dollars are not carried on in the London, England interbank market.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with financial institutions whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody's, (iii) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's, with maturities of not more than twelve (12) months from the date of acquisition, (iv) repurchase obligations entered into with any Lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody's is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value at the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and
(vi) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (v) above.

     "Cash Flow Reserve" shall have the meaning ascribed to such term in Section 6.13.

     "Casualty Event" means an event resulting in destruction or damage to either of the Drillship or the Rig other than as a result of an Event of Loss.

     "Casualty Proceeds" means all compensation, damages and other payments, including, without limitation, any insurance proceeds from insurance required to be provided hereunder and provided by the Drillship Builder pursuant to the Drillship Shipyard Construction Contract, the Rig Builder pursuant to the Rig Shipyard Construction Contract, Amoco pursuant to the Amoco Contracts, the Guarantor pursuant to the Transocean Contracts or any other Person pursuant to the Substitute Contracts, if any, received by the Borrower, the Agent, the Collateral Agent or any of the Lenders, jointly or severally, from any governmental authority or other Person with respect to or in connection with a Casualty Event, net of all reasonable out-of-pocket costs and expenses incurred by such recipient in connection therewith; provided, however, Casualty Proceeds shall not include any "sue and labor reimbursement" expenses received by the Borrower or the Guarantor under any hull insurance policy required pursuant to
Section 6.6.

     "Change Order" means any order under, or any amendment, modification or change in, the Drillship Shipyard Construction Contract, the Rig Shipyard Construction Contract or any other contract for the construction of the Drillship or the upgrade of the Rig requiring or authorizing an addition, deletion or change in the goods, services or work to be supplied or performed thereunder.

     "Co-Agents" means each of Australia and New Zealand Banking Group Limited, Bank of Montreal, The Bank of Nova Scotia, Atlanta Agency, The Bank of Tokyo - Mitsubishi, Ltd., Houston Agency, and Westdeutsche Landesbank Girozentrale acting in its capacity as a co-agent for the Lenders, and any successor co-agent appointed hereunder pursuant to Section 9.7.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and assets of the Borrower in which the Collateral Agent is granted a Lien for the benefit of the Lenders, the Swap Parties and, if applicable, the Liquidity Providers and the Enhancer Provider, under the terms of a Security Document.

     "Collateral Agent" means ABN AMRO acting in its capacity as collateral agent for the Lenders, the Swap Parties and, if applicable, the LSF Lenders, and any successor collateral agent appointed hereunder pursuant to Section 9.7.

     "Collateral Agreement" means the Collateral Agreement dated as of January 17, 1997, by and among the Borrower, the Collateral Agent, the Agent and the Swap Parties, as amended, restated or supplemented from time to time.

     "Collateral Termination Date" means the first date when (i) no Loans or Commitments remain outstanding hereunder and no other Obligation is due and payable hereunder, (ii) the Borrower has no obligation to make any further interest rate swap payments to any Swap Party under any Interest Rate Protection Agreement entered into in accordance with Section 6.10 and no other obligations of the Borrower are due and payable under any such Interest Rate Protection Agreement and (iii) if applicable, all LSF Loans shall have been paid in full, no commitments of the Liquidity Providers or the Enhancer Provider to the Borrower remain outstanding under the Lease Securitization Facility and no other LSF Obligation is due and payable by the Borrower under the Lease Securitization Facility.

     "Commitment" means, for each Lender, its Tranche A Credit Commitment and its Construction Credit Commitment.

     "Commitment Termination Date" means the earliest of (i) the Conversion Date, (ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.14, (iii) the occurrence of any Event of Default described in Section 7.1(g) or (h) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) or in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated, or (iv) January 31, 1997, if (and only if) the Initial Borrowing Date has not occurred on or before such date.

     "Consolidated Net Worth" means, as of any date of determination, the Guarantor's consolidated stockholders equity determined in accordance with GAAP, excluding any capital stock subject to mandatory redemption before the Maturity Date (as defined in the Transocean Parent Credit Facility); provided, however, if the definition of "Consolidated Net Worth" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Consolidated Net Worth" herein shall be deemed amended in the same respect. For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

     "Construction Credit" means the credit facility for making Construction Loans described in Section 2.2.

     "Construction Credit Commitment" means, relative to any Lender, such Lender's obligations to make Construction Loans pursuant to Section 2.2.

     "Construction Credit Commitment Amount" means $274,500,000, as such amount may be reduced from time to time pursuant to this Agreement.

     "Construction Loans" means the Construction Loans as defined in Section
2.2.

     "Construction Notes" means certain promissory notes of the Borrower with respect to the Construction Credit as defined in Section 2.12.

     "Conversion Date" means the date upon which the Construction Loans are (in whole or in part) converted into the Term Loans pursuant to the terms hereof as selected by the Borrower upon at least five (5) Business Days' notice to the Agent (which shall in turn provide such notice promptly to the Lenders), which date shall be not later than sixty (60) days after the Acceptance Date; provided that, if for any reason such conversion does not occur on the date selected by the Borrower, the Borrower may select another date therefor so long as such date is not later than sixty (60) days after the Acceptance Date; and provided further that in no event shall the Conversion Date be later than December 31, 1998.

     "Credit" means any of the credit facilities for making Loans described in Sections 2.1 and 2.2.

     "Credit Documents" means this Agreement, the Notes, the Transocean Performance Guaranty and the Security Documents, provided that from and after the payment in full of the Tranche A Loans, the Tranche A Notes shall cease to constitute Credit Documents.

     "Credit Party" means the Borrower or the Guarantor.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Dollar" and "U.S. Dollar" and the sign "$" mean lawful money of the United States of America.

     "Drillship" means the dynamically positioned dual activity drillship known as the Discoverer Enterprise which is being constructed to be capable of drilling in water depths of up to 7,000 feet pursuant to the Amoco Drillship Contract for the production and processing of Hydrocarbons.

     "Drillship Builder" means Astilleros Y Talleres del Noroeste, S.A., a corporation organized under the laws of Spain, or any other Person in replacement thereof as reasonably acceptable to the Agent and the Majority Lenders.

     "Drillship Documents" shall have the meaning ascribed to such term in
Section 2.11(g).

     "Drillship Shipyard Construction Contract" means the Contract for Construction of a Dynamically Positioned Drilling Unit dated as of July 24, 1996, by and between the Guarantor and the Drillship Builder, as assigned to the Borrower pursuant to that certain Shipyard Contract Assignment Agreement between the Guarantor and the Borrower dated as of January 17, 1997, and as amended, restated or supplemented from time to time.

     "Effective Date" means the date this Agreement shall become effective as defined in Section 10.16.

     "Engineer" means ABS Marine Services, Inc. or such other engineer selected by the Agent with the consent of the Borrower, which consent shall not unreasonably be withheld.

     "Enhancer" means, if applicable, ABN AMRO in its capacity as the provider of the program letter of credit issued at the request of Amsterdam in connection with the Lease Securitization Facility.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law or any permit issued under any Environmental Law ("Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

     "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial, administrative or arbitral order, consent, decree or judgment, relating to the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Loan" means a Loan bearing interest before maturity at the rate specified in Section 2.8(b).

     "Eurodollar Reserve Percentage" means, with respect to each Interest Period for a Eurodollar Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" of member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in such Regulation D.

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Event of Loss" means any of the following events: (a) an event that results in an insurance settlement on the basis of an actual or constructive total loss of either the Drillship or the Rig; (b) theft, illegal confiscation or disappearance of either of the Drillship or the Rig for a period of time sufficient to allow Amoco or any Person under a Substitute Contract, as applicable, to terminate or cancel, or that results in a termination or cancellation of, the Amoco Contract or Substitute Contract, as applicable, for such vessel; or (c) condemnation or other taking of title of either of the Drillship or the Rig by a governmental authority or the requisition or taking of use of either of the Drillship or the Rig by a governmental authority, in each case for a period of time sufficient to allow Amoco or any Person under a Substitute Contract, as applicable, to terminate or cancel, or that results in a termination or cancellation of, the Amoco Contract or Substitute Contract, as applicable, for such vessel.

     "Event of Loss Proceeds" means all compensation, damages and other payments, including, without limitation, any insurance proceeds from insurance required to be provided hereunder and provided by the Drillship Builder pursuant to the Drillship Shipyard Construction Contract, the Rig Builder pursuant to the Rig Shipyard Construction Contract, Amoco pursuant to the Amoco Contracts, the Guarantor pursuant to the Transocean Contracts or any other Person pursuant to the Substitute Contracts, if any, received by the Borrower, the Guarantor, the Agent, the Collateral Agent or any of the Lenders, jointly or severally, from any governmental authority or other Person with respect to or in connection with an Event of Loss, net of all reasonable out-of-pocket costs and expenses incurred by such recipient in connection therewith; provided, however, Event of Loss Proceeds shall not include any "sue and labor" reimbursement expense payments received by the Borrower or the Guarantor under any hull insurance policy required pursuant to Section 6.6.

     "Excess Cash Flow" means for any calendar month beginning the first full calendar month after the Conversion Date, all sums paid to the Borrower under the Amoco Contracts, the Transocean Contracts or the Substitute Contracts during the period from the date of the prior Excess Cash Flow calculation (or for the first calculation thereof, from the Conversion Date) to two (2) Business Days prior to the Amortization Date falling during such calendar month in excess of the sum of (i) (x) with respect to the Drillship during the term of the Amoco Drillship Contract or any Substitute Drillship Contract, $181,500 per day for the number of days in the period to which the payment relates or (y) with respect to the Drillship during the term of the Transocean Drillship Contract, the operating dayrate contained therein (express or implicit) for the number of days in the period to which the payment relates, plus (ii) with respect to the Rig during the term of the Amoco Rig Contract or any Substitute Rig Contract, the operating dayrate in the Amoco Rig Contract as of the Conversion Date, and with respect to the Rig during the term of the Transocean Rig Contract, the operating dayrate contained therein (express or implicit), as applicable, in each case for the number of days in the period to which the payment relates, and in the case of all of the foregoing without giving effect to any amendment thereto which reduces the stated operating dayrate and excluding any portion of any such sum paid to the Borrower that is, or is attributable to, (i) cost reimbursements (including, without limitation, for capital expenditures), (ii) employee performance bonuses, or other third party bonuses paid or payable to a third party which is not an Affiliate of the Borrower or the Guarantor, (iii) any sums paid to the Borrower pursuant to any increase in the stated operating dayrate under the stated contract for the Drillship or the Rig as a result of cost escalations or capital expenditures, as demonstrated to the reasonable satisfaction of the Agent, (iv) stated operating dayrate income paid under any Substitute Contract during any period of cancellation of the Amoco Contract for the same vessel during which Amoco is required to pay cancellation fees, to the extent over and above the stated operating dayrate under the Amoco Contract, which is required to be paid to Amoco under the applicable Amoco Contract, and
(v) income paid to the Borrower during any period of assignment of an Amoco Contract to the extent required to be paid to Amoco under the applicable Amoco Contract. To the extent the Borrower or the Guarantor funds or replenishes the Cash Flow Reserve or the Insurance Reserve pursuant to the provisions of Section 6.6(c) or Section 6.13, as applicable, or to the extent the Borrower or the Guarantor funds the Transocean Drillship Differential (including, without limitation, pursuant to Section 1.4 of the Transocean Performance Guaranty), the Borrower shall recoup the amount so funded or replenished (to the extent not already recouped by the Borrower out of any excess Casualty Proceeds released to the Borrower pursuant to Section 2.11(d)) before calculating Excess Cash Flow, and the Excess Cash Flow in contemporaneous and subsequent months shall be deemed reduced (but not below zero) until the entire amount so funded or replenished is so recouped.

     "Financed Amount" shall have the meaning ascribed to such term in Section 2.10(b)(ii).

     "First Mortgages" means the First Naval Mortgage covering the Drillship and the First Naval Mortgage covering the Rig, each by and between the Borrower and the Collateral Agent and in substantially the form attached as Exhibit 4.1A, as amended, restated or supplemented from time to time.

     "Fixed Operating Expenses" means the monthly Fixed Operating Expenses for each of the Drillship and the Rig at the applicable time as defined in the applicable O&M Contract.

     "Force Majeure" with respect to the Drillship or the Rig, as applicable, shall have the meaning ascribed to such term in the applicable Amoco Contract, Transocean Contract or Substitute Contract.

     "Free Cancellation Right" shall have the meaning ascribed to such term in
Section 2.7(c)(iv).

     "Functional Requirements" means the specifications and requirements for the design, construction and performance capabilities of each of the Drillship and the Rig as set forth in the Amoco Drillship Contract and the Amoco Rig Contract, respectively.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Guarantor" means Transocean Offshore Inc., a Delaware corporation.

     "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (ii) to advance or supply funds
(x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iv) otherwise to assure the owner of such Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of such Guaranty.

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include Hydrocarbons or any other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law applicable to the Borrower.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

     "Hydrocarbons" means oil, gas and other liquid or gaseous hydrocarbons.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or arising, whether absolute or contingent, out of letters of credit issued for such Person's account or pursuant to such Person's application; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under (x) Interest Rate Protection Agreements, (y) commodity hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price commodity agreements and all other agreements or arrangements, in each case designed primarily to protect against fluctuations in commodity prices, and (z) futures agreements, arrangements or options designed primarily to protect against fluctuations in currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

     "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowing are satisfied or waived in writing and the initial Borrowing hereunder occurs, which date shall be no later than January 31, 1997.

     "Insurance Reserve" shall have the meaning ascribed to such term in Section 6.6(c).

     "Insurance Reserve Required Amount" shall have the meaning ascribed to such term in Section 6.6(c).

     "Interest Payment Date" means (i) with respect to any Tranche A Loan or any Construction Loan (x) that is a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing March 31, 1997, and (y) that is a Eurodollar Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period, and (ii) with respect to any Term Loan, each Amortization Date.

     "Interest Period" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and, subject to Section 2.6, ending on (i) with respect to any Tranche A Loan or any Construction Loan, the date one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower pursuant to the terms of this Agreement, and (ii) with respect to any Term Loan, the next Amortization Date.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "Lease Securitization Facility" means, if applicable, the agreement or agreements executed by the Borrower implementing or evidencing any uncommitted lease securitization facility which Amsterdam may elect to provide to the Borrower on the Conversion Date to refinance the outstanding principal amount of the Construction Loans (up to a limit of $271,500,000), or a portion thereof, which facility (i) would be supported by an enhancer facility to be provided by the Enhancer and a liquidity facility to be provided by the Liquidity Providers, and (ii) would potentially be in two programs, Program B which would refinance the portion of the Construction Loans which would be converted into Tranche B Term Loans hereunder, and Program C which would refinance the portion of the Construction Loans which would be converted into Tranche C Term Loans hereunder (provided that any agreement evidencing any such facility shall expressly state that it is part of the "Lease Securitization Facility" for purposes of this Agreement), as amended, restated or supplemented from time to time.

     "Lender" shall have the meaning ascribed to such term in the preamble.

     "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof, or designated pursuant to
Section 8.4 or 10.10, as the office through which it will make its Loans hereunder for each type of Loan available hereunder.

     "LIBOR Rate" means, relative to any Interest Period for each Eurodollar Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic mean of the "LIBOR" rates of interest per annum appearing on Telerate Screen page 3750 (or any successor publication) for Dollars two (2) Business Days before the commencement of such Interest Period for delivery on the first day of such Interest Period, at or about 11:00 a.m. (London, England time) for a period approximately equal to such Interest Period and in an amount equal or comparable to the aggregate principal amount of the Eurodollar Loans to which such Interest Period relates. If the foregoing Telerate rate is unavailable for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBOR page, or if such rate is also unavailable on such service, on any other interest rate reporting service of recognized standing selected by the Agent after consultation with the Borrower.

     "License Agreement" shall have the meaning ascribed to such terms in
Section 4.1(i)(R).

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Liquidity Providers" means, if applicable, the "Liquidity Providers" as defined in the Lease Securitization Facility in their capacity as such.

     "Loan" means a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder, outstanding as a Tranche A Loan, a Construction Loan, a Tranche B Term Loan or a Tranche C Term Loan.

     "LSF Lenders" means Amsterdam, the Enhancer, the Liquidity Providers and any agent therefor pursuant to the terms of any Lease Securitization Facility.

     "LSF Loans" means any "Loans" as defined in the Lease Securitization Facility.

     "LSF Obligations" means any "Obligations" as defined in the Lease Securitization Facility.

     "LSF Operative Documents" means the "Operative Documents" as defined in the Lease Securitization Facility.

     "LSF Vessel Amortization Payments" means the "Vessel Amortization Payments" as defined in the Lease Securitization Facility.

     "Majority Lenders" means, at any time, Lenders then holding in the aggregate at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Tranche A Loans, the Construction Loans, the Tranche B Term Loans and the Tranche C Term Loans. The percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender hereunder.

     "Material Adverse Effect" means an effect that results in a material adverse (i) change, since the Effective Date (in each case except to the extent resulting from transactions expressly permitted under any Credit Document), in
(x) the business, properties, assets or financial condition of the Borrower or the prospects of the Borrower during the scheduled term of the Loans, (y) so long as the Transocean Performance Guaranty is in force and effect, the business, properties, assets or financial condition of the Guarantor and its Subsidiaries taken as a whole, or (z) the ability of the Borrower or the Borrower and the Guarantor taken as a whole to perform their Obligations under the Operative Documents to which they are a party, or (ii) change in the rights and remedies of the Lenders or the Agent under the Credit Documents (other than in accordance with the express terms thereof).

     "Maturity Date" means (i) for the Tranche A Loans, the Conversion Date;
(ii) for the portion of the Construction Loans (if any) which are not converted to Term Loans pursuant to the terms and conditions hereof, the Conversion Date;
(iii) for the Tranche B Term Loans, either (x) the date three (3) years after the Conversion Date if Amoco selects (or is deemed to have selected) three (3) years as the duration of each of the Amoco Contracts, (y) the date five (5) years after the Conversion Date if Amoco selects (or is deemed to have selected) five (5) years or more as the duration of each of the Amoco Contracts, or (z) if Amoco selects any other options for the duration of the Amoco Contracts pursuant to the terms thereof, the Maturity Date for the Tranche B Term Loans shall be the Amortization Date in the calendar month in which the date falls that the last payment of the stated operating dayrates or cancellation fees are scheduled (as of the Conversion Date) to be made by Amoco to the Borrower under either of the Amoco Contracts (without giving effect to any amendment thereof after the Conversion Date or any portion of any such term which Amoco may cancel without paying a cancellation fee), but in no event shall such Maturity Date be later than the date five (5) years after the Conversion Date; and (iv) for the Tranche C Term Loans, the date five (5) years after the Conversion Date. The Maturity Date for the Tranche B Term Loans shall be adjusted in accordance with Section 2.7(c), but in no event shall the Maturity Date for the Tranche B Term Loans be later than the date five (5) years after the Conversion Date.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Non-recourse Debt" means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Guarantor or any of its Subsidiaries; provided, however, if the definition of "Non-recourse Debt" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Non-recourse Debt" herein shall be deemed amended in the same respect.

     "Norwegian GAAP" means generally accepted accounting principles from time to time in effect in the Kingdom of Norway.

     "Notes" means any of the promissory notes of the Borrower defined in
Section 2.12.

     "Obligations" means all obligations of the Borrower and the Guarantor to pay fees, costs and expenses, principal or interest on Loans and to pay any other obligations to the Agent or any Lender arising under any Credit Document.

     "O&M Contracts" means the Drillship Operation and Maintenance Contract and the Rig Operation and Maintenance Contract, each by and between the Guarantor and the Borrower and in substantially the form attached as Exhibit 4.1N, as amended, restated or supplemented from time to time.

     "Operative Documents" means the Amoco Contracts, the Transocean Contracts, any Substitute Contracts, the Drillship Shipyard Construction Contract, the Rig Shipyard Construction Contract, the O&M Contracts, the License Agreement and the Credit Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided, that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

     "Performance Guaranties" means all Guaranties of the Guarantor or any of its Subsidiaries delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Guarantor, any of its Subsidiaries or a SPV; provided, however, if the definition of "Performance Guaranties" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Performance Guaranties" herein shall be deemed amended in the same respect. It is understood and agreed, notwithstanding any such amendment, that the Transocean Performance Guaranty and, to the extent (if at all) constituting a Guaranty, the O&M Contracts and the Transocean Contracts constitute Performance Guaranties.

     "Performance Letters of Credit" means all letters of credit for the account of the Guarantor, any Subsidiary of the Guarantor or a SPV issued as support for Non-recourse Debt or a Performance Guaranty; provided, however, if the definition of "Performance Letters of Credit" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Performance Letters of Credit" herein shall be deemed amended in the same respect.

     "Permitted Distribution Sources" shall have the meaning ascribed to such term in Section 6.11.

     "Permitted Liens" shall have the meaning ascribed to such term in Section 6.14.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower is then making or accruing an obligation to make contributions or has within the preceding five
(5) plan years made or had an obligation to make contributions.

     "Reimbursement Payment" shall have the meaning ascribed to such term in
Section 5.5.

     "Reuters Screen" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Reuter Money 2000 Service (or such other page as may replace that page on that service or on any replacement Reuter Service for the purpose of displaying rates comparable to the "LIBOR" rate).

     "Rig" means the third generation rig known as the Transocean Amirante to be capable of drilling in water depths of up to 3,500 feet for the production and processing of Hydrocarbons which is being upgraded pursuant to the Amoco Rig Contract.

     "Rig Builder" means Amfels, Inc., a Texas corporation, or any other Person in replacement thereof as reasonably acceptable to the Agent and the Majority Lenders.

     "Rig Documents" shall have the meaning ascribed to such term in Section 2.11(g).

     "Rig Shipyard Construction Contract" means the Master Service Contract for the Rig by and between the Guarantor and the Rig Builder dated as of June 7, 1996, as amended and assigned to the Borrower pursuant to the Master Service Contract Amendment & Assignment Agreement dated as of January 10, 1997, by and among the Guarantor, the Rig Builder and the Borrower, together with all work orders issued thereunder, as amended, restated or supplemented from time to time.

     "SEC" means the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Ratings Group, or any successor thereto.

     "Security Agreement" means the Security Agreement by and between the Borrower and the Collateral Agent and in substantially the form of Exhibit 4.1B, as amended, restated or supplemented from time to time.

     "Security Documents" means the First Mortgages, the Security Agreement, the Assignments of Shipyard Construction Contracts, the Assignments of Amoco Contracts, the Assignments of Transocean Contracts, the Assignment of Bank Guarantees, the Assignments of O&M Contracts, any collateral assignment of any Substitute Contracts, Section 2 of the Collateral Agreement, and all other security agreements, mortgages and like agreements or instruments delivered by the Borrower or any other Person granting a Lien on any of such Person's property to the Collateral Agent for the benefit of the Lenders, the Swap Parties and, if applicable, the LSF Lenders, to secure (without limitation) the Obligations, as any of the same may be amended, restated or supplemented from time to time.

     "Senior Officer" means the president, any vice president, the chief financial officer, the treasurer or the controller of the Borrower.

     "Sizing Date" shall have the meaning ascribed to such term in Section
2.7(c).

     "Sizing Methodology" shall have the meaning ascribed to such term in
Section 2.7(c).

     "SPV" means any Person that is designated by the Guarantor as a SPV pursuant to the terms and conditions of the Transocean Parent Credit Facility, or if such facility shall no longer be in force and effect, pursuant to the terms and conditions last in effect in such facility.

     "Subsidiary" means, for any Person, any other Person (other than a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries; provided, however, if the definition of "Subsidiary" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Subsidiary" herein shall be deemed amended in the same respect.

     "Substitute Contracts" means any Substitute Drillship Contract and any Substitute Rig Contract.

     "Substitute Drillship Contract" means any contract for the use of the Drillship entered into by and between the Borrower and another Person (including, without limitation, Amoco) in replacement of the Transocean Drillship Contract as described in Section 6.18, provided that no such contract shall be deemed to constitute a Substitute Drillship Contract unless and until the Borrower terminates the Transocean Drillship Contract.

     "Substitute Rig Contract" means any contract for the use of the Rig entered into by and between the Borrower and another Person (including, without limitation, Amoco) in replacement of the Transocean Rig Contract as described in
Section 6.18, provided that no such contract shall be deemed to constitute a Substitute Rig Contract unless and until the Borrower terminates the Transocean Rig Contract.

     "Swap Obligations" means all obligations of the Borrower to pay fees, costs and expenses, interest rate swap payments or other obligations to any Swap Party under any Interest Rate Protection Agreement heretofore or hereafter entered into by the Borrower.

     "Swap Parties" means each counterparty to an Interest Rate Protection Agreement entered into by the Borrower in accordance with Section 6.10 who is a Lender or an Affiliate of a Lender at the time such Interest Rate Protection Agreement is entered into.

     "Taxes" shall have the meaning ascribed to such term in Section 5.11.

     "Telerate Screen" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or on any replacement Dow Jones Service for the purpose of displaying rates comparable to the "LIBOR" rate).

     "Term Loans" means the Tranche B Term Loans and the Tranche C Term Loans.

     "Total Capital" means, as of any date of determination, the sum of Total Funded Debt plus Consolidated Net Worth of the Guarantor and its Subsidiaries as of such date; provided, however, if the definition of "Total Capital" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Total Capital" herein shall be deemed amended in the same respect.

     "Total Commitment Amount" means the sum of the Tranche A Credit Commitment Amount and the Construction Credit Commitment Amount.

     "Total Funded Debt" means, as of any date of determination, the sum (without duplication) of (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and obligations to pay the deferred purchase price of property which in accordance with GAAP would be shown on a consolidated balance sheet as a liability, (ii) all obligations, contingent or otherwise, relative to the face amount of letters of credit and bankers acceptances issued and outstanding and (iii) all obligations as lessee under leases which are required to be recorded as Capitalized Lease Obligations in accordance with GAAP, all calculated on a consolidated basis for the Guarantor and its Subsidiaries; provided, however, Total Funded Debt shall exclude (x) Non-recourse Debt, (y) Performance Letters of Credit and Performance Guaranties until any such Performance Letter of Credit is drawn upon or any such Performance Guarantee is called upon, in which case the aggregate amount drawn thereunder or called upon, and unpaid from time to time, shall be included from and after the date and time of such event and (z) letters of credit issued and outstanding in the ordinary course of business to comply with governmental requirements relating to the import and export of vessels until any such letter of credit is drawn upon, in which case the aggregate amount drawn thereunder and unpaid from time to time shall be included from and after the date and time of such event; and further provided that if the definition of "Total Funded Debt" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Total Funded Debt" herein shall be deemed amended in the same respect.

     "Total Funded Debt to Total Capital Ratio" means, as of any date, the ratio, expressed as a percentage, of Total Funded Debt to Total Capital. For purposes of this ratio, (i) until the delivery of the consolidated balance sheet of the Guarantor as of December 31, 1996, Consolidated Net Worth shall equal $1,609,810,000, and (ii) from and after the delivery of such consolidated balance sheet, Consolidated Net Worth as of any date shall be determined as of the date of the most recent consolidated balance sheet of the Guarantor delivered pursuant to the Transocean Performance Guaranty; provided, however, if the definition of "Total Funded Debt to Total Capital Ratio" shall be amended (but not deleted) in the Transocean Parent Credit Facility, the definition of "Total Funded Debt to Total Capital Ratio" herein shall be deemed amended in the same respect.

     "Tranche A Credit" means the credit facility for making Tranche A Loans described in Section 2.1.

     "Tranche A Credit Commitment" means, relative to any Lender, such Lender's obligations to make Tranche A Loans pursuant to Section 2.1.

     "Tranche A Credit Commitment Amount" means an amount equal to $66,000,000.

     "Tranche A Loans" means the Tranche A Loans as defined in Section 2.1.

     "Tranche A Notes" means certain promissory notes of the Borrower with respect to the Tranche A Credit as defined in Section 2.12.

     "Tranche B Term Loans" means the Tranche B Terms Loans as defined in
Section 2.3.

     "Tranche C Term Loans" means the Tranche C Terms Loans as defined in
Section 2.3.

     "Transfer" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a net book value as established in accordance with GAAP in excess of $250,000, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

     "Transocean Contracts" means the Transocean Drillship Contract and the Transocean Rig Contract.

     "Transocean Parent Credit Facility" means that certain Secured Credit Agreement dated as of July 30, 1996, by and among the Guarantor, ABN AMRO, as Agent, and certain lenders parties thereto, as amended, restated or supplemented from time to time.

     "Transocean Drillship Contract" means the Transocean Drillship Lease Agreement by and between the Guarantor and the Borrower in substantially the form attached as Exhibit 4.1O), as amended, restated or supplemented from time to time.

     "Transocean Drillship Differential" means, for any calendar month during the term of the Amoco Drillship Contract, any shortfall in the operating dayrate payment, plus any incentive or bonus payments, received by the Borrower under the Amoco Drillship Contract for the number of days in the period to which the payment relates, as compared to what such contract payment would have been if the stated operating dayrate (exclusive of incentive or bonus payments) under the Amoco Drillship Contract was $181,500 per day, as opposed to the actual stated operating dayrate under the Amoco Drillship Contract; provided that if the Borrower shall be restricted from repaying any loan or advance from the Guarantor to pay the Transocean Drillship Differential pursuant to the provisions of Section 6.15(d) as a result of a Default or an Event of Default having occurred and being continuing hereunder, and any incentive or bonus payment is made under the Amoco Drillship Contract, then the Transocean Drillship Differential with respect to any contemporaneous or subsequent payments of operating dayrates actually received by the Borrower under the Amoco Drillship Contract shall be reduced (but not below zero) dollar for dollar by the amount of such incentive or bonus payment until the entire amount of such incentive or bonus payment has been credited against the Transocean Drillship Differential until such time as the Borrower shall be permitted to repay such Indebtedness pursuant to the terms hereof. The Transocean Drillship Differential for any calendar month during which a Vessel Financing Termination with respect to the Drillship occurs, or for any calendar month thereafter, shall be deemed to be zero.

     "Transocean Performance Guaranty" means the Transocean Performance Guaranty in substantially the form of Exhibit 4.1H, as amended, restated or supplemented from time to time.

     "Transocean Rig Contract" means the Transocean Rig Lease Agreement by and between the Guarantor and the Borrower in substantially the form attached as
Exhibit 4.1O, as amended, restated or supplemented from time to time.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower to the PBGC or such Plan.

     "Vessel Amortization Payments" shall have the meaning ascribed to such term in Section 2.10(b)(ii).

     "Vessel Financing Termination" means the election of the Borrower to terminate the financing arrangements provided for in this Agreement and the other Credit Documents with respect to either of the Drillship or the Rig pursuant to the terms and conditions of Section 2.10(b).

     "Vessel Percentage" shall have the meaning ascribed to such term in Section 6.6(c).

     Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided.

SECTION 2.  THE CREDIT FACILITIES.

     Section 2.1. Borrowings of Tranche A Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Tranche A Loan") to the Borrower from time to time prior to the Conversion Date in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Tranche A Credit Commitment Amount (for each Lender, its "Tranche A Credit Commitment"). No Lender shall be permitted or required to make any Tranche A Loan if, after giving effect thereto, (i) the aggregate principal amount of the Tranche A Loans of all Lenders would thereby exceed the Tranche A Credit Commitment Amount then in effect; or (ii) all Tranche A Loans of such Lender would thereby exceed the Percentage of such Lender of the Tranche A Credit Commitment Amount then in effect. Each Borrowing of Tranche A Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Any portion of the Tranche A Credit Commitment not borrowed before the Conversion Date shall terminate and not be available for borrowing.

     Section 2.2. Borrowings of Construction Loans. Subsequent to Tranche A Loans in the aggregate amount of the Tranche A Credit Commitment Amount being made by the Lenders and prior to or on the Conversion Date, and subject to the other terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Construction Loan") to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Construction Credit Commitment Amount (for each Lender, its "Construction Credit Commitment"). No Lender shall be permitted or required to make any Construction Loan if, after giving effect thereto, (i) the aggregate principal amount of the Construction Loans of all Lenders would thereby exceed the Construction Credit Commitment Amount; or (ii) all Construction Loans of such Lender would thereby exceed the Percentage of such Lender of the Construction Credit Commitment Amount. Each Borrowing of Construction Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Any portion of the Construction Credit Commitment not borrowed on or before the Conversion Date shall terminate and not be available for borrowing.

     Section 2.3. Conversion of Construction Loans into Term Loans. Upon the timely election of the Borrower and subject to the terms and conditions set forth in Section 4.4, the outstanding principal amount of all Construction Loans shall be converted into two (2) tranches of Loans (each a "Tranche B Term Loan" or a "Tranche C Term Loan", as applicable) on the Conversion Date, such outstanding principal amount of the Construction Loans to be apportioned between the Tranche B Term Loans and the Tranche C Term Loans depending upon the Amoco Contract Selection; provided, however, the maximum outstanding principal amount of the Construction Loans which may be converted into Term Loans pursuant to the terms and conditions hereof shall be $271,500,000. The aggregate principal amounts of the Tranche B Term Loans and the Tranche C Term Loans shall be determined using the Sizing Methodology described in Section 2.7(c). The Borrower may elect to convert, subject to the conditions precedent therefor contained in Section 4.4, less than all (or, if the aggregate principal amount of the Construction Loans exceeds $271,500,000, less than $271,500,000) of the Construction Loans into Term Loans on the Conversion Date, including, without limitation, as a result of an optional prepayment of the principal portion of Construction Loans that would otherwise be converted into Tranche C Term Loans pursuant to Section 2.10(a), provided that in such event, the principal portion of Construction Loans that would otherwise be converted into Tranche C Term Loans shall be reduced prior to any reduction in the principal portion of the Construction Loans that would otherwise be converted into Tranche B Term Loans.

     Section 2.4. Types of Loans and Minimum Borrowing Amounts. Borrowings of Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to Section 2.5. All Borrowings advanced on the Initial Borrowing Date shall be advanced in Dollars as Base Rate Loans.
Each Borrowing of Base Rate Loans shall be in an amount of not less than $1,000,000 and each Borrowing of Eurodollar Loans shall be in an amount of not less than $5,000,000, unless such Borrowing is in a lesser amount as a result of such Borrowing being the final Borrowing under the Tranche A Credit or the Construction Credit.

     Section 2.5. Manner of Borrowing. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 12:00 noon (i) at least three
(3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request substantially in the form of Exhibit 2.5 (each a "Borrowing Request"). The Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect to such Borrowing. Thereafter, subject to Section 2.5(c), the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.13; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day. The Borrower may select multiple Interest Periods for the Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding Eurodollar Loans exceed twenty
(20) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved (except they shall count as different Interest Periods if and to the extent Loans from different tranches are involved). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon at least three (3) Business Days with respect to Eurodollar Loans before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, the Credit under which such Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Lenders. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.5(a) relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender under a Credit by like means of the interest rate applicable to each Borrowing of Eurodollar Loans under such Credit (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     (c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.5(a) of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans and has not notified the Agent by 12:00 noon at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Eurodollar Loans that it intends to repay such Borrowing with funds not borrowed hereunder, the Borrower shall be deemed to have requested the continuation of such Borrowing as a Eurodollar Loan with an Interest Period of one (1) month so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.3. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to make or continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be suspended.

     (d) Disbursement of Loans. Not later than 1:00 p.m. with respect to Eurodollar Loans and 2:00 p.m. with respect to Base Rate Loans on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in New York, New York for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by Borrower) on such date. In the event that any Lender does not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day) provided that acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (e) Agent Reliance on Lender Funding. Unless the Agent shall have been notified by a Lender before the date (and time with respect to Base Rate Loans) on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Agent's cost of funds. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.


     (f) Conversion. If the Borrower shall elect to convert any particular Borrowing from one type of Loan to the other only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence) be deemed to instead constitute two Borrowings (each originally advanced on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) Eurodollar Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of Eurodollar Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans. If the Borrower shall elect to have multiple Interest Periods apply to any particular Borrowing comprised of Eurodollar Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally advanced on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so elected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) Eurodollar Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period. This Section 2.5(f) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing. Nothing in this Section 2.5(f) shall affect the categorization of a Loan as a Tranche A Loan, a Construction Loan, a Tranche B Term Loan or a Tranche C Term Loan.

     Section 2.6. Interest Periods. As provided in Section 2.5(a), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period(s) applicable to such Loans from among the available options subject to the limitations in Section 2.5(a); provided, however, that:

     (i) the Borrower may not select an Interest Period for a Borrowing of Loans that extends beyond the applicable Maturity Date therefor, provided that the Borrower may select an Interest Period for a Borrowing of Construction Loans that extends beyond the Conversion Date then anticipated by the Borrower so long as the Borrower confirms its agreement, at the time of such selection, to pay the breakage fees and funding losses provided in Section 2.13 in the event the Construction Loans are not converted into Term Loans;

     (ii) the Borrower may not select an Interest Period for a Borrowing of Term Loans that would end after an Amortization Date if, as a result, the aggregate principal amount of Term Loans scheduled to be outstanding with Interest Periods ending after such Amortization Date would exceed the principal amount of Term Loans permitted (disregarding Section 2.11(b)) to be outstanding after such Amortization Date unless the Borrower confirms, at the time of such selection, its agreement to pay the breakage fees and funding losses provided in Section 2.13;

     (iii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

     (iv) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.7.  Maturity of Loans.

     (a) Tranche A Loans. Each Tranche A Loan shall mature and become due and payable by the Borrower on the applicable Maturity Date for such Loans.

     (b) Construction Loans. Each Construction Loan shall be due and payable by the Borrower on the Conversion Date unless the conditions precedent set forth in
Section 4.4 shall have been satisfied or waived in full and the Borrower shall have timely elected to convert the Construction Loans, or any portion thereof, into Term Loans, in which event the Construction Loans, or such portion thereof, as applicable, shall convert into Tranche B Term Loans and Tranche C Term Loans as provided in Section 2.3.

     (c)  Term Loans.

          (i) Initial Determination of Sizing of Term Loans and Amortization Dates. The Borrower shall repay a portion of the Tranche B Term Loans and a portion of the Tranche C Term Loans on the first Business Day ending on or after the fifteenth day of each calendar month, commencing the first Business Day ending on or after the fifteenth day of the first calendar month after the Conversion Date (each an "Amortization Date"). The Borrower shall repay in full the unpaid principal amount of the Tranche B Term Loans and the Tranche C Term Loans on the applicable Maturity Date for such Loans. By ten (10) Business Days before the Conversion Date (and/or the anticipated date of refinancing the Construction Loans (in whole or in part) by an anticipated Lease Securitization Facility) (the "Sizing Date"), the Agent shall, after consultation with the Borrower and the Guarantor, reasonably determine the relative size of each of the Tranche B Term Loans and the Tranche C Term Loans and the principal amount of each required payment of each of the Tranche B Term Loans and the Tranche C Term Loans on each Amortization Date, in each case using substantially the same methodology as used in preparing the model attached as Exhibit 2.7 (the "Sizing Methodology"), taking into account (without limitation) (v) any change in the date of Acceptance of the Rig from June 30, 1997, and in the date of Acceptance of the Drillship from June 30, 1998, (w) the outstanding principal balance of the Term Loans at the Conversion Date (limited to a maximum of $271,500,000), (x) the Amoco Contract Selection, (y) the actual all-in interest rates under the Interest Rate Protection Agreement entered into by the Borrower and the true-up costs determined pursuant to Section
     6.10 after giving effect for the pre-Conversion Date true-up required therein, plus the appropriate Applicable Margins, and (z) any change in the Conversion Date from June 30, 1998. The required amortization payments for the Tranche B Term Loans shall be such that the Tranche B Term Loans (after taking into account the Fixed Operating Expenses attributable to each of the Rig and the Drillship) are fully amortized to $0 by the date the last payment of the stated operating dayrate or cancellation fee is scheduled to be made by Amoco to the Borrower under either of the Amoco Contracts (as of the Conversion

     Date and excluding any portion of the term of the Amoco Rig Contract which Amoco may cancel without paying a cancellation fee).

          (ii) Initial Determination of Transocean Contract Payments. By the Sizing Date, the Agent shall also, after consultation with the Borrower and the Guarantor, reasonably determine the rent which shall be payable under each of the Transocean Contracts using the Sizing Methodology such that the Tranche C Term Loans (after taking into account the Fixed Operating Expenses and any possible cancellation fees which may be paid by Amoco with respect to each of the Rig and the Drillship and disregarding the portion of the Tranche C Term Loans attributable to the Transocean Drillship Differential) shall be fully amortized to $0 on the date five (5) years after the Conversion Date and allocating the necessary cash flow stream between the Transocean Rig Contract and the Transocean Drillship Contract using the same factor to reduce each of the applicable stated operating dayrates in effect on the Conversion Date under the Amoco Rig Contract and the Amoco Drillship Contract, respectively, to calculate the rent to be payable under each of the Transocean Rig Contract and the Transocean Drillship Contract, respectively.

          (iii) Initial Allocation of Amortization Payments between Rig and Drillship. By the Sizing Date, the Agent shall also, after consultation with the Borrower and the Guarantor, allocate the amortization payments required on each Amortization Date between the Rig and the Drillship, such allocation to be used in the event the Borrower shall make a mandatory prepayment of its Obligations as a result of a Vessel Financing Termination or an Event of Loss pursuant to the provision of Section 2.10(b) or 2.11(c), as applicable. The allocation shall be based upon the Sizing Methodology and the anticipated cash flow stream from the Amoco Drillship Contract plus the Transocean Drillship Differential plus the Transocean Drillship Contract or any Substitute Drillship Contract with respect to the Drillship and from the Amoco Rig Contract plus the Transocean Rig Contract or any Substitute Rig Contract with respect to the Rig, in each case after taking into account Fixed Operating Expenses and any possible cancellation fees which may be paid by Amoco with respect to each of the Rig and the Drillship.

          (iv) Reset of Sizing of Term Loans, Amortization Payments, Transocean Contract Payments and Allocation of Amortization Payments between Rig and Drillship. The Agent shall, after consultation with the Borrower and the Guarantor, reset the sizing of the Tranche B Term Loans and the Tranche C Term Loans (keeping the aggregate principal amount of the Term Loans outstanding the same), the amortization payments for the Tranche B Term Loans and the Tranche C Term Loans, the rent payable under the Transocean Contracts, to the extent any such contract remains effective pursuant to the terms hereof, and the allocation of payments required on each Amortization Date between the Rig and the Drillship (all in accordance with the Sizing Methodology) within ten (10) Business Days from when (i) the Substitution Date with respect to a Substitute Contract shall have occurred, (ii) the Borrower provides evidence reasonably satisfactory to the Agent that Amoco is then required to pay under the terms and provisions of the applicable Amoco Contract the stated operating dayrate contained therein as opposed to any cancellation fee for the remaining term of such contract (or, if earlier, until the Maturity Date for the Term Loans),
     (iii) if Amoco selects in the Amoco Contract Selection a minimum aggregate term for the Amoco Drilling Contracts of a total of ten (10) years or more with a minimum of five (5) years for each Amoco Drilling Contract and thereafter does not cancel the entire fourth year, the entire fifth year or the entire last eighteen (18) months, respectively, of the term of the Amoco Rig Contract (pursuant to the right to do so with no obligation to pay a cancellation fee (the "Free Cancellation Right")) prior to the commencement of the fourth year, fifth year or such last eighteen (18) month period, respectively, of the term of the Amoco Rig Contract, or (iv) if Amoco extends the term of either Amoco Contract beyond the term thereof in effect on the Conversion Date. The

     Borrower shall provide written notice to the Agent of any event described in (iii) or (iv) above, and the Agent shall promptly provide any such notice to all Lenders. The Agent shall, after consultation with the Borrower and the Guarantor, also reset downwards the rent payable under the Transocean Contracts, to the extent any such contract remains effective pursuant to the terms hereof, within ten (10) Business Days from any prepayment of the Tranche C Term Loans pursuant to Section 2.10 or 2.11, all in accordance with the Sizing Methodology and the principles set forth in Section 2.7(c)(ii).

          (v) Schedule.  In connection with such determinations described in
     (i), (ii) and (iii) above, the Agent, after consultation with the Borrower and the Guarantor, shall create a schedule of the required amortization payments on each Amortization Date, the rent payable under each of the Transocean Contracts and the allocated amortization payments with respect to each of the Drillship and the Rig, the latter schedule to be used only pursuant to Sections 2.10(b) and 2.11(c). By way of illustration only, and subject to adjustment pursuant to the Sizing Methodology, the attached
     Schedule 2.7A contains the Term Loan required principal amortization payments if Amoco selects three (3) year drilling contracts on each of the Drillship and the Rig. In connection with any determinations described in
     (iv) above, the Agent, after consultation with the Borrower, shall reset such schedule, as appropriate. The Agent shall promptly send such schedule (and any reset schedule) to the Borrower and all Lenders (labelled as Schedule 2.7A, Schedule 2.7B or amended Schedule 2.7B, as the case may be) and such schedule (or such reset schedule) shall thereupon be deemed to be a part of and incorporated into this Agreement on the tenth day after such schedule (or such reset schedule) is sent by the Agent to each Lender, the Borrower and the Guarantor.

          (vi) The parties specifically acknowledge and agree that the Borrower may give notice of an anticipated Conversion Date even if it intends, on the date which otherwise would be the Conversion Date, to repay the Construction Loans in whole and enter into a Lease Securitization Facility (and that the Borrower may, notwithstanding having given such notice, repay the Construction Loans in whole on the date which otherwise would be the Conversion Date), and it is intended that even if the Borrower so intends to repay the Construction Loans in whole notwithstanding the giving of a notice of an anticipated Conversion Date, the Agent nonetheless will proceed with its determinations under clauses (i), (ii), (iii) and (v) above as such determinations will be of relevance under a Lease Securitization Facility (and as it is possible that for any reason funds may not be available under a Lease Securitization Facility as anticipated).

     Section 2.8. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

     (b) Eurodollar Loans. Each Eurodollar Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR plus the Applicable Margin, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan.

     (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder insofar as such interest rate involves a determination of Adjusted LIBOR and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR with respect to each Eurodollar Loan.

     Section 2.9. Default Rate. If any payment of principal on any Loan is not made when due after the expiration of the grace period therefor provided in
Section 7.1(a) (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after such grace period expires until such principal then due is paid in full, payable on demand, at a rate per annum equal to:

     (i) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity); and

     (ii) for any Eurodollar Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity).

It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes (or, if the principal amount of the Notes shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Notes (or if the principal amount of the Notes shall have been paid in full, refunded by such Lender to the Borrower); and (iii) if at any time the interest provided hereunder, together with any other fees payable pursuant to this Agreement, the Notes or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to such Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect of this Section
2.9. To the extent that Article

5069-1.04 of the Texas Revised Civil Statutes is relevant to the Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Loans are paid in full by the Borrower prior to the full stated term of the Loans and the interest received for the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate.

     Section 2.10. Optional Prepayments. (a) Optional Prepayments other than as a result of Vessel Financing Termination. The Borrower shall have the privilege of prepaying Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Agent (which shall in turn provide such notice promptly to the Lenders) no later than 12:00 noon on the date of such prepayment. The Borrower shall have the privilege of prepaying Eurodollar Loans (i) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $5,000,000) only on the last Business Day of an Interest Period for such Loan, and (ii) at any other time so long as the breakage fees and funding losses then due pursuant to Section 2.13 are paid; provided, however, that the Borrower shall have given notice of such prepayment to the Agent (which shall in turn provide such notice promptly to the Lenders) no later than 11:00 a.m. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Each such optional payment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses then due pursuant to Section 2.13. Borrower shall also pay any "true-up" costs and expenses payable to any Swap Parties as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to Section 6.10. Optional prepayments, other than as a result of a Vessel Financing Termination, shall be applied (i) to the Construction Loans (first to the portion thereof that would not be able to be converted to Term Loans on the Conversation Date pursuant to the terms hereof, then to the portion that would otherwise be converted into Tranche C Loans on the Conversion Date, pro rata, and then to the remaining portion thereof) or the remaining payments of the Tranche C Term Loans, if any are then outstanding, in inverse order of maturity, and then (ii) to the remaining payments of the Tranche B Term Loans, if any are then outstanding, in inverse order of maturity, and (iii) then to the outstanding balance of the Tranche A Loans; provided that if the Borrower prepays all of the Construction Loans that would otherwise be converted into Tranche C Loans on or before the Conversion Date, then any subsequent optional prepayments pursuant to this Section 2.10(a) shall be applied to the remaining payments of the Tranche B Term Loans, pro rata.
Amounts prepaid on the Loans may not be reborrowed.

     (b)  Vessel Financing Termination.

          (i) Notice. The Borrower may at any time elect to terminate the financing arrangements provided for in this Agreement and the other Credit Documents with respect to either of the Drillship or the Rig for any reason whatsoever (a "Vessel Financing Termination"). The Borrower shall give the Agent at least three (3) Business Days' notice of the date on which it intends to effect a Vessel Financing Termination and the vessel affected thereby. The Agent shall promptly provide any such notice to the Lenders.

          (ii) Mandatory Prepayment. In order to effect a Vessel Financing Termination on the date specified therefor, the Borrower shall (x) make a principal prepayment of either (I) the

     Construction Loans in an amount equal to the aggregate of the Construction Loans hereunder used to construct the Drillship (up to a maximum amount of $250,000,000 plus capitalized interest thereon) or to purchase and upgrade the Rig (up to a maximum amount of $80,000,000 plus capitalized interest thereon), as applicable (the "Financed Amount"), as demonstrated to the reasonable satisfaction of the Agent, or (II) the Term Loans in an amount equal to the sum of the then unpaid portion of each remaining Drillship amortization payment or each remaining Rig amortization payment, as the case may be, as reflected on Schedule 2.7A, Schedule 2.7B or amended
     Schedule 2.7B, as applicable (the "Vessel Amortization Payments"), and (y) after the Conversion Date and if any LSF Loans are then outstanding, make a principal prepayment of the LSF Loans in an amount equal to the LSF Vessel Amortization Payments of the Drillship or the LSF Vessel Amortization Payments of the Rig, as applicable. The Borrower shall also pay any "true-up" costs and expenses payable to any Swap Parties as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to Section 6.10. Each such prepayment of the Loans shall be determined, and applied to the Construction Loans or to the required Vessel Amortization Payments, as applicable, after giving effect to any prior prepayment of the Borrower's Obligations hereunder as provided herein.

          (iii) Allocation of Prepayments to Financed Amount and Vessel Amortization Payments. Any optional prepayment of the Loans pursuant to
     Section 2.10(a) that is allocated to the Construction Loans shall be deemed to reduce the Financed Amount with respect to each of the Drillship and the Rig (in an aggregate amount equal to such allocation to the Construction Loans) by the amount thereof that would otherwise be converted into Tranche C Loans with respect to each vessel on the Conversion Date, pro rata, and then to the remaining Financed Amount of each vessel, ratably according to their relative remaining sizes (or, if the Amoco Contract Selection has not yet been made, ratably according to the relative sizes of such Financed Amounts at the time). Any optional prepayment of the Loans pursuant to
     Section 2.11 (d) that is allocated to the Construction Loans shall be deemed to reduce the Financed Amount with respect to the affected vessel in an amount equal to such allocation to the Construction Loans. Any optional or mandatory prepayment of the Term Loans pursuant to Section 2.10(a), 2.11(b), or (except as otherwise expressly provided therein) 2.11(d) shall, with respect to each particular remaining Tranche B Term Loan or Tranche C Term Loan payment to which such prepayment is allocated pursuant to such provisions, be further suballocated between the two Vessel Amortization Payments comprising each such Tranche B or Tranche C Term Loan payment, ratably according to the amount of each such Vessel Amortization Payment.

     Section 2.11. Mandatory Prepayments of Loans. (a) Overfunding. If the aggregate principal amount of outstanding Tranche A Loans exceeds the Tranche A Credit Commitment Amount then in effect, or if the aggregate principal amount of Construction Loans or of Tranche B Term Loans and Tranche C Term Loans exceeds the Construction Credit Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Tranche A Loans, the Construction Loans or the Tranche B Term Loans and the Tranche C Term Loans, as applicable. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.10, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent (which shall in turn provide such notice promptly to the Lenders) of such required prepayment and of the identity of the particular Loans being prepaid. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses then due pursuant to Section 2.13.

     (b) Excess Cash Flow. On each Amortization Date after the Conversion Date, the Borrower shall make a mandatory prepayment of the Term Loans (which mandatory prepayment shall be applied in inverse order of maturity to the remaining payments of the Tranche C Term Loans and then to the remaining payments of the Tranche B Term Loans) in an amount equal to fifty percent (50%) of Excess Cash Flow received during the preceding calendar month. On each such date, the Borrower shall provide a report to the Agent from a financial officer of the Borrower showing in reasonable detail the Excess Cash Flow calculation for the applicable period, which report the Agent shall in turn provide to the Lenders. Amounts prepaid under the Term Loans may not be reborrowed.

     (c) Event of Loss. Within three (3) days of receipt by the Borrower, the Guarantor, the Agent, the Collateral Agent or any of the Lenders of any casualty insurance proceeds or any condemnation or other similar proceeds from any governmental authority or any other Person, from any Event of Loss (the "Insurance Receipt Date"), the Borrower may, upon written notice to the Agent (who shall promptly provide such notice to the Lenders), elect to reconstruct the Drillship or the Rig, as applicable, with the Event of Loss Proceeds so long as (i) (x) if such Event of Loss occurs before the Conversion Date, such reconstruction can be completed before the Conversion Date as reasonably determined by the Borrower at such time and as demonstrated to the reasonable satisfaction of the Agent, or (y) if such Event of Loss occurs after the Conversion Date, such reconstruction can be completed within eighteen (18) months from the date of such Event of Loss, as reasonably determined by the Borrower at such time and as demonstrated to the reasonable satisfaction of the Agent, in which event all Event of Loss Proceeds shall be segregated and held by the Collateral Agent and made available by the Collateral Agent to the Borrower for such purpose, using contractors, plans and specifications and methods substantially in accordance with the Functional Requirements as reasonably satisfactory to the Agent and the Majority Lenders, and for the payment of the Obligations, any LSF Obligations and the Swap Obligations, (ii) such Event of Loss has not caused or is not reasonably likely to cause either of the Amoco Contracts or any Substitute Contracts to terminate or cancel (with no obligation to pay a cancellation fee and other than pursuant to the Free Cancellation Right) and Amoco or such substitute contracting party, as applicable, provides written confirmation to the Agent that it will continue to lease the applicable vessel at the end of such reconstruction period pursuant and subject to the terms of such applicable contract for the full stated term thereof, (iii) the Collateral Agent is provided a security interest in any construction contract and any letter of credit or other collateral provided to the Borrower or the Guarantor in connection therewith on terms substantially similar to the applicable Security Documents and otherwise as reasonably satisfactory to the Agent, (iv) the Guarantor executes and delivers a new performance guaranty of the reconstruction thereof containing terms substantially similar to the applicable portions of the Transocean Performance Guaranty and otherwise as reasonably satisfactory to the Agent, (v) the Borrower shall be able to obtain loss of hire insurance for such vessel after the reconstruction period therefor as then reasonably determined by the Borrower and as demonstrated to the reasonable satisfaction of the Agent, and (vi) the Borrower shall demonstrate to the reasonable satisfaction of the Agent that it shall be able to timely pay its Obligations hereunder and any "true-up" costs and expenses payable to any Swap Parties as a result of such Event of Loss and such reasonably determined reconstruction period under the Interest Rate Protection Agreement as required pursuant to Section 6.10 and no Default or Event of Default shall have occurred and be continuing. If the Borrower elects not to, or is unable pursuant to the terms and conditions hereof to, reconstruct or repair the applicable vessel with any such Event of Loss Proceeds, the Borrower shall within three (3) days of the Insurance Receipt Date, make a mandatory principal prepayment of (i) either (x) prior to the Conversion Date, the Financed Amount with respect to the applicable vessel, or (y) the Vessel Amortization Payments of the Drillship or the Vessel Amortization Payments of the Rig, as applicable, in the case of both (x) and
(y), after giving effect to any prior prepayments of the Borrower's Obligations hereunder as provided herein, and (ii) after the Conversion Date and if any LSF Loans are then outstanding, make a principal prepayment of the LSF Loans in an amount equal to the LSF Vessel Amortization Payments of the Drillship or the LSF Amortization Payments of the Rig, as applicable. Each such mandatory payment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.13. The Borrower shall also pay any "true-up" costs and expenses payable to any Swap Parties as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to
Section 6.10. Each such mandatory prepayment shall be applied to the Construction Loans and then to the Tranche A Loans, or to the required Vessel Amortization Payments with respect to the vessel the subject of such Event of Loss, as applicable. Any Event of Loss Proceeds received at any time by the Borrower, the Guarantor, the Agent, the Collateral Agent or any of the Lenders shall (i) if received by any Person other than the Collateral Agent, forthwith be turned over to the Collateral Agent, or (ii) if received by the Collateral Agent (or turned over to the Collateral Agent pursuant to clause (i)), be applied as directed by the Borrower from time to time to the payment of Obligations (including without limitation to the mandatory prepayment provided for in this Section 2.11(c)), to the payment of LSF Obligations (including, without limitation, to any mandatory prepayment of LSF Loans required to be made under the Lease Securitization Facility as a result of such Event of Loss), if any, to the payment of Swap Obligations or to the payment of costs incurred in connection with the reconstruction of the Drillship or the Rig, as applicable, if undertaken in accordance with this Section 2.11(c). Any Event of Loss Proceeds held by the Collateral Agent (i) if the Borrower elects to undertake the reconstruction of the Drillship or the Rig, as applicable, after such reconstruction is completed as evidenced by a certificate from the Borrower certifying the completion of such reconstruction in form and substance reasonably satisfactory to the Agent and an Amoco Letter of Acceptance with respect thereto, or (ii) if the Borrower elects not to undertake the reconstruction of the Drillship or the Rig, as applicable, after the partial mandatory prepayment of (x) the Loans provided for in this Section 2.11(c), (y) any partial mandatory prepayment of the LSF Loans, if any, required to be made under the Lease Securitization Facility as a result of such Event of Loss is made and (z) after payment of any "true-up" costs and expenses payable by the Borrower as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to Section 6.10 as a result of such Event of Loss, shall be released by the Collateral Agent to the Borrower upon demand.

     (d) Casualty Event. The Borrower shall use any Casualty Proceeds aggregating less than $15,000,000 from any Casualty Event to repair the Drillship or the Rig, as applicable, so long as no Default or Event of Default shall have occurred and be continuing; provided that the Collateral Agent shall hold any such Casualty Proceeds so long as a Default or an Event of Default shall have occurred and then be continuing and (i) shall release such Casualty Proceeds to the Borrower to be used for such purpose when and if such Default or Event of Default shall have been cured or waived pursuant to the terms hereof or
(ii) if so directed by the Borrower, shall apply such Casualty Proceeds against the Obligations, LSF Obligations and/or Swap Obligations, as set forth below in this Section 2.11(d). The Borrower shall use any Casualty Proceeds aggregating $15,000,000 or more to repair the Drillship or the Rig, as applicable, using such contractors, plans and specifications and methods substantially in accordance with the Functional Requirements as reasonably determined by the Borrower so long as (i) (x) if such Casualty Event occurs before the Conversion Date, such repair can be completed before the Conversion Date as reasonably determined by the Borrower at such time, or (y) if such Casualty Event occurs after the Conversion Date, such repair can be completed within eighteen (18) months from the date of such Casualty Event as reasonably determined by the Borrower at such time, (ii) such Casualty Event shall not have caused, or is not reasonably likely to cause, either of the Amoco Contracts or the Substitute Contracts, if any, to terminate or cancel (with no obligation to pay a cancellation fee and other than pursuant to the Free Cancellation Right), (iii) if such Casualty Event occurs after the Conversion Date, the Guarantor executes and delivers a new performance guaranty of the repair thereof containing terms substantially similar to the applicable portions of the Transocean Performance Guaranty and otherwise as reasonably satisfactory to the Agent, provided that the damages for failure to perform such guaranty shall be limited to the amount of the aggregate Casualty Proceeds received by the Borrower or the Guarantor from such Casualty Event and such guaranty of repair shall be deemed satisfied when Amoco or any other Person a party to a

Substitute Contract, as applicable, shall have commenced making scheduled stated operating dayrate payments with respect to the applicable vessel after such repairs have been completed, and (iv) the Borrower shall demonstrate to the reasonable satisfaction of the Agent that it shall be able to timely pay its Obligations hereunder during the anticipated repair period as reasonably determined by the Borrower, and any "true-up" costs and expenses payable to any Swap Parties as a result of such Casualty Event and such repair period under the Interest Rate Protection Agreement as required pursuant to Section 6.10 and no Default or Event of Default shall have occurred and be continuing. If the Borrower elects not to (for any Casualty Event whose Casualty Proceeds aggregate more than $15,000,000), or is unable pursuant to the terms and conditions hereof to, repair the applicable vessel with any such Casualty Proceeds, the Borrower shall within three (3) days of receipt by the Borrower, the Guarantor, the Agent, the Collateral Agent or any of the Lenders of any casualty insurance proceeds or any condemnation or other similar proceeds from any governmental authority or any other Person, make a mandatory principal prepayment of the Loans and, if applicable, the LSF Loans, in an aggregate amount such that the sum of the aggregate principal payment, plus the other amounts that will become payable as a result of such mandatory prepayment as set forth in the following two sentences and the corresponding provisions of the Lease Securitization Facility, if any, equals the Casualty Proceeds. Each such mandatory prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to
Section 2.13. The Borrower shall also pay any "true-up" costs and expenses payable to any Swap Parties as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to Section 6.10. Each such prepayment shall be applied to the Construction Loans and then to the Tranche A Loans, or, after the Conversion Date, (i) if the Amoco Contract or the Substitute Contract, as applicable, for the vessel the subject of the Casualty Event remains in effect, to the remaining payments of the Tranche C Term Loans or the LSF Loans, as applicable, in inverse order of maturity and then to the remaining payments of the Tranche B Term Loans, if any are then outstanding, in inverse order of maturity, or (ii) if such contract does not remain in effect, to the remaining Vessel Amortization Payments for the applicable vessel and the "Vessel Amortization Payments" for the applicable vessel under the Lease Securitization Facility, if applicable, ratably based on their aggregate amounts, in inverse order of maturity. Any Casualty Proceeds received at any time by the Borrower, the Guarantor, the Agent, the Collateral Agent or any of the Lenders shall (i) if received by any Person other than the Collateral Agent, forthwith be turned over to the Collateral Agent, or (ii) if received by the Collateral Agent (or turned over to the Collateral Agent pursuant to clause
(i)), be applied as directed by the Borrower from time to time to the payment of Obligations (including, without limitation, to the mandatory prepayment provided for in this Section 2.11(d)), to the payment of LSF Obligations (including, without limitation, to any mandatory prepayment of LSF Loans required to be made under the Lease Securitization Facility as a result of such Casualty Event), if any, to the payment of Swap Obligations or to the payment of costs incurred in connection with the repair of the Drillship or the Rig, as applicable, if undertaken in accordance with this Section 2.11(d). Any Casualty Proceeds held by the Collateral Agent (i) if the Borrower elects to undertake the repair of the Drillship or the Rig, as applicable, after such repair is completed as evidenced by (x) a certificate from the Borrower certifying the completion of such repair in form and substance reasonably satisfactory to the Agent, and (y) prior to the Conversion Date, if the construction of the vessel is then complete, an Amoco Letter of Acceptance with respect thereto, or (ii) if the Borrower elects (for any Casualty Event whose Casualty Proceeds aggregate more than $15,000,000) not to, or is unable pursuant to the terms and conditions hereof to, undertake the repair of the Drillship or the Rig, as applicable, after the partial mandatory prepayment of (x) the Loans provided for in this
Section 2.11(d) and (y) any partial mandatory prepayment of the LSF Loans, if any, required to be made under the Lease Securitization Facility as a result of such Casualty Event is made and after payment of any "true-up" costs and expenses payable by the Borrower to any Swap Party as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to
Section 6.10 as a result of such Casualty Event, shall be released by the Collateral Agent to the Borrower upon demand.

     (e) "Sue and Labor" Reimbursement Insurance Proceeds. The Collateral Agent shall promptly turn over to the Guarantor any "sue and labor" reimbursement expense payments received by it so long as (or when) no Default or Event of Default shall have occurred and be continuing (or, if so directed by the Guarantor, apply such payments against the Obligations, the LSF Obligations and/or the Swap Obligations).

     (f) Conversion to Term Loans. On the Conversion Date, the Borrower shall make a mandatory prepayment of any amount by which the outstanding principal balance of the Construction Loans exceeds $271,500,000.

     (g) Adjustments to Operative Documents. Any term of this Agreement or any other Security Document to the contrary notwithstanding, upon the making of payments pursuant to Section 2.10(b)(ii) or 2.11(c), (i) the Construction Credit Commitment Amount shall automatically be deemed to have been reduced by the amount so prepaid, (ii) the Collateral Agent shall execute and deliver to the Agent such instruments as are necessary to release the applicable vessel and any Collateral related thereto from any Lien thereon under any Security Document, and the Borrower and the Collateral Agent shall enter into such instruments as are necessary to terminate the applicability of the Credit Documents to the applicable vessel and any such related Collateral, (iii) without limitation of clause (ii), if the Drillship is the applicable vessel, references herein to the Drillship or to the Amoco Drillship Contract, the Transocean Drillship Contract, the Substitute Drillship Contract, the Drillship Shipyard Construction Contract, the Drillship O&M Contract, the Assignment of Bank Guarantees and any other Credit Documents relating solely to the Drillship (collectively, the "Drillship Documents"), other than references to any of the foregoing in Section 2.10(b) or 2.11(c) and other than specific references to the Drillship as the applicable vessel pursuant to Section 2.10(b) or 2.11(c), as applicable, and except to the extent otherwise expressly provided in provisions making specific reference to this Section 2.11(g), shall be deemed to be deleted, references in the Credit Documents that are not Drillship Documents to the Drillship or any of the Drillship Documents, other than specific references therein to the Drillship as the applicable vessel pursuant to Section 2.10(b) or 2.11(c), as applicable, and except to the extent otherwise expressly provided in provisions making specific reference to this Section 2.11(g), shall be deemed to be deleted, the Credit Documents that are Drillship Documents shall be terminated and the Borrower shall be free to act in its sole discretion with respect to the Drillship (and related assets) and the Drillship Documents that are not Credit Documents, (v) without limitation of clause (ii), if the Rig is the applicable vessel, references herein to the Rig or to the Amoco Rig Contract, the Transocean Rig Contract, the Substitute Rig Contract, the Rig Shipyard Construction Contract, the Rig O&M Contract and any other Credit Documents relating solely to the Rig (collectively, the "Rig Documents"), other than references to any of the foregoing in Section 2.10(b) or 2.11(c), as applicable, and other than specific references to the Rig as the applicable vessel pursuant to Section 2.10(b) or 2.11(c), as applicable, and except to the extent otherwise expressly provided in provisions making specific reference to this Section 2.11(g), shall be deemed to be deleted, references in the Credit Documents that are not Rig Documents to the Rig or any of the Rig Documents, other than specific references therein to the Rig as the applicable vessel pursuant to Section 2.10(b) or 2.11(c), as applicable, and except to the extent otherwise expressly provided in provisions making specific reference to this Section 2.11(g), shall be deemed to be deleted, the Credit Documents that are Rig Documents shall be terminated and the Borrower shall be free to act in its sole discretion with respect to the Rig (and related assets) and the Rig Documents that are not Credit Documents, and
(vi) any amount in the Insurance Reserve with respect to such vessel as determined pursuant to Section 6.6(c) shall be released by the Collateral Agent to the Borrower.

     Section 2.12. The Notes. (a) The Loans outstanding to the Borrower from each Lender shall be evidenced by up to two (2) promissory notes of the Borrower payable to such Lender in the forms of

Exhibits 2.12A with respect to the Tranche A Loans (each a "Tranche A Note") and 2.12B with respect to the Construction Loans (each a "Construction Note"), respectively (each a "Note").

     (b) Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note (and prior to any transfer of its Notes shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.13. Breakage Fees. If any Lender incurs any loss, cost or expense (excluding loss of anticipated profits) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in
Section 8.1 or 8.2:

     (i) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, optional prepayment, including, without limitation, as a result of a Vessel Financing Termination, mandatory prepayment or otherwise);

     (ii) any failure to make a principal payment of a Eurodollar Loan on the due date therefor; or

     (iii) any failure by the Borrower to borrow, continue or prepay, or convert to, a Eurodollar Loan on the date specified in a notice given pursuant to Section 2.5(a) (other than by reason of a default of such Lender), then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten
(10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

     Section 2.14. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the unused portion of the Tranche A Credit Commitment or the Construction Credit Commitment without premium or penalty, in whole or in part, any partial termination to be
(i) in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $1,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Tranche A Credit Commitments and Construction Credit Commitments; provided that the Borrower shall first terminate or reduce the Construction Credit Commitment in full and then the Tranche A Credit Commitment. The Agent shall give prompt notice to each Lender of any such termination or reduction of any of the Commitments. Any termination of Commitments pursuant to this Section 2.14 is permanent and may not be reinstated.

SECTION 3.  FEES AND PAYMENTS.

     Section 3.1. Fees. (a) Commitment Fees. For the period from the Effective Date to and including the earlier of the Conversion Date and December 31, 1998, the Borrower shall pay to the Agent, for the ratable account of the Lenders, a commitment fee with respect to each of the Tranche A Credit and the Construction Credit (computed on a basis of a 360-day year and actual days elapsed) on the average daily difference between (i) the Tranche A Credit Commitment Amount and the aggregate of the Tranche A Loans and (ii) the Construction Credit Commitment Amount and the aggregate of the Construction Loans, respectively, such commitment fees to be calculated, for any day, at the rate of 0.15% per annum for the Tranche A Credit and 0.375% per annum for the Construction Credit. Such fees shall be payable in arrears commencing on March 31, 1997, and on the last Business Day of each calendar quarter thereafter and on the Conversion Date, unless any of the Commitments are terminated in whole on an earlier date pursuant to the terms of Section 2.14, in which event the commitment fees with respect thereto for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (b) Agent Fees. The Borrower shall pay to the Agent the fees from time to time agreed to by the Borrower and the Agent.

     Section 3.2. Place and Application of Payments. (a) All payments of principal of and interest on the Loans and of all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 2:30 p.m. on the due date thereof at the office of the Agent in New York, New York (or such other location in the United States of America as the Agent may designate to the Borrower) for the benefit of the Lenders entitled to such payments. Any payments received by the Agent from the Borrower after 2:30 p.m. shall be deemed to have been received on the next Business Day. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

     (b) If any payment received by the Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order set forth in the Collateral Agreement. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

     Section 3.3. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or the Guarantor to any Lender or the Agent under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower or the Guarantor is domiciled, any jurisdiction from which the Borrower or the Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges

     (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which such Lender or the Agent, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects such Lender or the Agent to tax by reason of a connection between the taxing jurisdiction and such Lender or the Agent (other than a connection resulting from the transactions contemplated by this Agreement);

     (ii) imposed as a result of a connection between the taxing jurisdiction and such Lender or the Agent, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

     (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender (other than pursuant to Section 8.3(c)) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of such Lender's interest in this Agreement or any other Credit Document or designation of a new Lending Office);

     (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10), after the date on which it becomes a Lender; or

     (v) which would not have been imposed but for (A) the failure of any Lender or the Agent, as the case may be, to provide an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service, pursuant to Section 3.3(b), or any other certification, documentation or proof which is reasonably requested by the Borrower, or (B) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower or the Guarantor, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower or the Guarantor, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower or the Guarantor pays any Indemnified Taxes, or penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower or such Guarantor (with such tax receipts to be promptly delivered when actually received), to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment. Each such Lender shall make written demand on the Borrower for indemnification or compensation hereunder no later than ninety (90) days after the earlier of (i) the date on which such Lender or the Agent makes payment of Indemnified Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or the Agent for payment of Indemnified Taxes. In the event that such Lender or the Agent fails to give the Borrower timely notice as provided herein, the Borrower shall not have any obligation to pay such claim for compensation or indemnification.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Initial Borrowing Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and
(ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

     (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Agent of such fact and such Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     (d) Refund of Taxes. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower or the Guarantor has paid any amount pursuant to this Section 3.3 or
Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower or such Guarantor.

SECTION 4.  CONDITIONS TO BORROWINGS.

     Section 4.1. Conditions Precedent to Initial Borrowing. The obligation of each Lender to advance the initial Loans hereunder on the Initial Borrowing Date is subject to satisfaction of the following conditions precedent, all in form and substance satisfactory to the Lenders (and which shall be evidenced by the making of such Loans):

     (i) The Agent shall have received:

          (A) Notes.  The duly executed Notes of the Borrower;

          (B) First Mortgage. The duly executed First Mortgage covering the Rig from the Borrower in substantially the form of Exhibit 4.1A;

          (C) Security Agreement. The duly executed Security Agreement and Financing Statement from the Borrower in substantially the form of Exhibit 4.1B and UCC-1 Financing Statements covering the Collateral described therein to be filed in the Office of the Secretary of State of each of Delaware, Texas and Louisiana;

          (D) Assignments of Amoco Contracts. The duly executed Assignments of Amoco Contracts from the Borrower in substantially the form of Exhibit 4.1C;

          (E) Assignments of Shipyard Construction Contracts. The duly executed Assignments of Shipyard Construction Contracts from the Borrower, and a consent of the Drillship Builder and the Rig Builder thereto, in substantially the form of Exhibit 4.1D;

          (F) Assignment of Bank Guarantees. The duly executed Assignment of Bank Guarantees from the Borrower, and a consent of each of Royal Bank of Canada and Citibank, N.A. thereto, in substantially the form of Exhibit 4.1E, and all original refund guarantees issued to date thereunder;

          (G) Assignments of O&M Contracts. The duly executed Assignments of O&M Contracts from the Borrower in substantially the form of Exhibit 4.1F;

          (H) Assignment of Transocean Contracts. The duly executed Assignments of Transocean Contracts from the Borrower in substantially the form of
     Exhibit 4.1G;

          (I) Transocean Performance Guaranty. The duly executed Transocean Performance Guaranty in substantially the form of Exhibit 4.1H;

          (J) Certificates of Officers of Credit Parties. Certificates of the Secretary or Assistant Secretary and the President or Vice President of each Credit Party, on behalf of each Credit Party, containing specimen signatures of the persons authorized to execute Credit Documents on each Credit Party's behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors of each Credit Party authorizing the execution and delivery of the Credit Documents to which it is a party and of all other legal documents or proceedings taken by the Credit Parties in connection with the execution and delivery of the Credit Documents, (y) copies of each Credit Party's Certificate or Articles of Incorporation, certified by the Secretary of State or other applicable entity of such Credit Party's jurisdiction of organization and bylaws or other governing documents, and (z) a certificate of existence and good standing from the appropriate governing agency of such Credit Party's jurisdiction of organization and of such other jurisdictions where such Credit Party is authorized to do business as and to the extent agreed with the Agent;

          (K) Lien Searches. The results of recent lien searches and Uniform Commercial Code searches showing no Liens on any of the property or assets of the Borrower other than Permitted Liens;

          (L) Certificates of Financial Condition. A certificate of the chief financial officer or Treasurer of the Guarantor on behalf of the Guarantor documenting the solvency of the Guarantor and its Subsidiaries on a consolidated basis and a certificate of the chief financial officer or Treasurer of the Borrower documenting the solvency of the Borrower;

          (M) Fees. Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Agent and the Lenders pursuant to this Agreement;

          (N) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) taken or obtained by any Credit Party with respect to the Credit Documents;

          (O) Opinions of Counsel. The opinions of Hughes Hubbard & Reed LLP, special New York legal counsel to the Borrower, Eric B. Brown, Esq., General Counsel to the Borrower and the Guarantor, Arosemena Noriega & Contreras, special Panama legal counsel to the Borrower, and Royston, Rayzor, Vickery & Williams, L.L.P., special maritime counsel to the Borrower, in substantially the forms attached as Exhibit 4.1I, 4.1J, 4.1K and 4.1L, respectively;

          (P) Amoco Contracts. The duly executed Amoco Contracts and comfort letters from Amoco dated within ten (10) days of the Effective Date that no default exists and is continuing thereunder in substantially the form of
     Exhibit 4.1M;

          (Q) O&M Contracts. The duly executed Drillship O&M Contract and Rig O&M Contract in substantially the form of Exhibit 4.1N;

          (R) Transocean Contracts. The duly executed Transocean Contracts providing for the lease of the Rig, and if necessary, the Drillship in substantially the form of Exhibit 4.1O;

          (S) License Agreement. The duly executed License Agreement providing for the use by the Borrower, of the patents pending of the Guarantor of the rig floor layout of the Drillship in substantially the form of Exhibit 4.1P;

          (T) Collateral Agreement. The duly executed Collateral Agreement in substantially the form of Exhibit 4.1Q; and

          (U) Insurance Certificate. An insurance certificate on behalf of the Borrower dated within ten (10) days of the Effective Date describing in reasonable detail the insurance maintained by the Borrower as required by the Credit Documents.

     (ii) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Agent.

     Section 4.2. Conditions Precedent to Construction Loans. The obligation of each Lender to advance each Construction Loan is subject to satisfaction of the following additional conditions precedent:

     (i) Cost. The total estimated out-of-pocket cost to complete the construction of the Drillship and the upgrade of the Rig pursuant to the terms of the applicable Amoco Contracts, as reasonably determined by the Borrower, does not exceed $250,000,000 for the Drillship or $80,000,000 for the Rig (in each case, excluding capitalized interest) by an amount greater than $66,000,000 in the aggregate;

     (ii) Progress of Construction. There shall be no delay in the completion of construction of the Drillship or the upgrade of the Rig as required by the Amoco Contracts such that the reasonably anticipated Conversion Date shall be later than December 31, 1998;

     (iii) Certificate of Engineer. The Agent shall have received a certification from the Engineer (which the Agent shall in turn provide promptly to the Lenders) certifying at least once each calendar quarter, commencing the first calendar quarter of 1997, unless more frequently requested by the Agent in its reasonable discretion, the progress and total estimated cost of the construction of the Drillship and the upgrade of the Rig pursuant to the Amoco Contracts as required in items (i) and (ii) of this Section 4.2; and

     (iv) First Mortgage. The Borrower shall have provided a duly executed First Mortgage covering the Drillship in substantially the form of Exhibit 4.1A and an opinion of special Panama legal counsel to the Borrower with respect thereto in substantially the form of Exhibit 4.1K and otherwise as reasonably satisfactory to the Agent within ten (10) Business Days from the date it takes title thereto.

     Section 4.3. Conditions Precedent to All Borrowings. In the case of each advance of a Borrowing hereunder (including the initial Borrowing hereunder);

     (i) Notices. The Agent shall have received the Borrowing Request required by the first sentence of Section 2.5;

     (ii) Warranties True and Correct. Each of the representations and warranties of the Borrower set forth herein and in the other Credit Documents and (during the term of the Transocean Performance Guaranty and other than in the case of the conversion of the Construction Loans into the Term Loans) of the Guarantor set forth in the Transocean Performance Guaranty shall be true and correct in all material respects as of the time of such new Borrowing, except to the extent that any of such representations or warranties are not true and correct as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (iii) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing; and

     (iv) Regulation G, U and X. The Borrowings to be made by the Borrower shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

Each acceptance by the Borrower of an advance of a Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing that all conditions precedent to such Borrowing set forth in this Section 4.3 and in Sections 4.1 and 4.2, as applicable, with respect to the Borrowings hereunder have (except to the extent waived in accordance with the terms hereof) been satisfied or fulfilled unless the Borrower gives to the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such advances, unless the Lenders, with respect to the initial Borrowing, or the Majority Lenders, with respect to subsequent Borrowings, shall have previously waived in writing such non-compliance.

     Section 4.4. Conditions Precedent to Conversion of Construction Loans into Term Loans. The conversion of the Construction Loans into Term Loans is subject to satisfaction of the following conditions precedent:

     (i) The Borrower shall have given written notice to the Agent no earlier than sixty (60) days and (unless otherwise agreed by the Agent) no later than thirty (30) days before the anticipated Conversion

Date of its election to convert the Construction Loans into Term Loans subject to the terms and provisions hereof, which notice the Agent shall in turn promptly provide to all Lenders;

     (ii) The construction of both of the Drillship and the upgrade of the Rig shall have been completed substantially in accordance with the Functional Requirements therefor (as certified to the Agent and the Lenders by the Engineer);

     (iii) The Borrower shall have delivered to the Agent a copy of the Amoco Letter of Acceptance for each of the Drillship and the Rig in substantially the form of Exhibit 4.4;

     (iv) The Borrower shall have furnished to the Agent an Officer's Certificate executed on behalf of the Borrower by a Senior Officer of the Borrower, which indicates that it is made in favor of and for the benefit of the Agent and each of the Lenders certifying, representing and warranting that:

          (A) the Drillship and the Rig have been constructed substantially in compliance with the Functional Requirements therefor;

          (B) all amounts (other than amounts being contested in good faith by the Borrower and for which reserves in conformity with GAAP have been provided) then due and owing by the Borrower and/or the Guarantor to third parties for the construction of the Drillship and the upgrade of the Rig, including, without limitation, all amounts (other than amounts being contested in good faith by the Borrower and for which reserves in conformity with GAAP have been provided) due and owing by the Borrower and/or the Guarantor under the Drillship Shipyard Construction Contract, under the Rig Shipyard Construction Contract and for all other construction costs, have been paid in full;

          (C) the Borrower owns each of the Drillship and the Rig, free and clear of all Liens other than Permitted Liens;

          (D) no default or event of default (in each case, as defined in the relevant Amoco Contract) under either of the Amoco Contracts has occurred and is continuing (it being understood and agreed that such default or event of default shall cease to be "continuing" for the purposes of this Agreement when it shall cease to constitute a continuing default or event of default under the applicable Amoco Contract for any reason (including, without limitation, as a result of the curing thereof or any waiver or modification thereunder)) after any applicable grace period; and

          (E) the Borrower has obtained loss of hire insurance with respect to each of the Drillship and the Rig as required by Section 6.6;

     (v) The Agent shall have received an update to a date not less than ten
(10) days prior to the Conversion Date of each of the search reports delivered pursuant to Section 4.1(i)(K), showing no Liens other than Permitted Liens;

     (vi) The Tranche A Loans shall have been paid in full; and

     (vii) All conditions contained in clauses (ii) and (iii) of Section 4.3 shall have been satisfied in full.

Section 4.4(iii), (iv)(C), (D) and (E) and (vi) may be amended or waived only with the consent of all Lenders.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Lender and the Agent as follows:

     Section 5.1. Corporate Organization. The Borrower (i) is a duly organized and existing corporation in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to construct, own and operate each of the Drillship and the Rig and to carry on its business contemplated in connection therewith; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

     Section 5.2. Corporate Power and Authority; Validity. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents and to consummate the transactions contemplated hereby. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

     Section 5.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) assuming the timely obtaining and making of all necessary permits, licenses, consents, approvals and other authorizations of, and filings with, governmental authorities, contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, including, without limitation, all applicable laws with respect to the location of the Drillship and the Rig, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of any Credit Party under, the terms of any material contractual obligation to which any such Credit Party is a party or by which any of them or any of their properties or assets is bound or to which any of them may be subject, or (iii) violate or conflict with any provision of the certificate of incorporation or by-laws of any Credit Party.

     Section 5.4. Litigation. There are no actions, suits, proceedings or counterclaims (including, without limitation, arbitration, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower that are reasonably likely to have a Material Adverse Effect.

     Section 5.5. Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans shall only be used to (i) pay amounts payable in connection with the design, engineering, construction and equipping of the Drillship and the acquisition, design, engineering, upgrade and equipping of the Rig as contemplated by the Amoco Drillship Contract and the Amoco Rig Contract, respectively, or in connection with the financing thereof, including, without limitation, the payment of, or the payment of amounts payable in respect of, any Obligations hereunder, insurance premiums or binder deposits under the insurance policies required to be maintained by the Borrower pursuant to any Operative Document, the Interest Rate Protection Agreements required by Section 6.10 (including, without limitation, any true-up costs or expenses with respect thereto) and flagging costs and costs of obtaining certification of the Drillship and the Rig, (ii) without limitation of clause (i), pay amounts payable in connection with the achievement of

Acceptance, (iii) reimburse the Guarantor or any of its Subsidiaries for any payment heretofore or hereafter made by any of them of any of the foregoing (any such payment by the Guarantor or any of its Subsidiaries, a "Guarantor Payment"; and any such reimbursement payment by the Borrower with respect to any such Guarantor Payment, a "Reimbursement Payment"), or to make dividends in amounts not in excess, in the aggregate, of the amount of the Guarantor Payments not theretofore reimbursed through Reimbursement Payments, in each case subject to the provisions of Section 6.15(d) or Section 6.11, as applicable, (iv) on the Conversion Date, to repay the Tranche A Loans and all accrued and unpaid interest thereon and (v) repay intercompany advances as permitted hereunder.

     (b) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used for a purpose which violates Regulation G, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of any of the Borrowings, none of the assets of the Borrower consists of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

     Section 5.6. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.7. Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.8. True and Complete Disclosure. All factual information (taken as a whole) furnished by the Borrower and the Guarantor in writing to the Agent or any Lender in connection with any Credit Document or any transaction contemplated therein is, disregarding any updated, corrected, supplemented, superseded or otherwise modified information except as so updated, corrected, supplemented, superseded or otherwise modified, and all other such factual information hereafter furnished by any such Persons in writing to the Agent or any Lender in connection herewith, or with any of the other Credit Documents or the Loans, will be, on the date of such information, true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

     Section 5.9. No Material Adverse Change. There has occurred no event or effect, other than any event specifically permitted, contemplated or provided for under any Credit Document, that has had or is reasonably likely to have a Material Adverse Effect.

     Section 5.10. Labor Controversies. There are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower that are reasonably likely to have a Material Adverse Effect.

     Section 5.11. Taxes. The Borrower has filed, if any, all United States federal income tax returns, and all other material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and has paid, if any, all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") shown to be due and payable on such returns or on any assessments made against Borrower or any of its properties (other than any such assessments which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP).

     Section 5.12. ERISA. With respect to each Plan, the Borrower has fulfilled, if any, its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and has not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case with such exceptions as are not reasonably likely to have a Material Adverse Effect. As of the Effective Date, the Borrower has no contingent liabilities with respect to any post-retirement benefits under a welfare plan subject to ERISA.

     Section 5.13. Security Interests. On and after the Initial Borrowing Date, each of the Security Documents (and on and after the date of execution thereof, the First Mortgage with respect to the Drillship) will create, upon the filing of properly completed UCC financing statements (or similar instruments in foreign jurisdictions), the Security Documents and/or other customary documents in the appropriate jurisdictions, in favor of the Collateral Agent and the Lenders as security for (without limitation) the Obligations, a valid and enforceable perfected (to the extent perfection may be achieved by such filings) first priority (subject only to Permitted Liens) security interest in and Lien on all of the Collateral described therein, subject to no other Liens except Permitted Liens.

     Section 5.14. Consents. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower prior to such time in order to consummate the Borrowings hereunder and to execute, deliver and perform the Credit Documents have been or will have been obtained or made and are or will be in full force and effect.

     Section 5.15. Intellectual Property. The Borrower owns or holds valid licenses to use (or will, at the time required, own or hold valid licenses to use) all the material patents, trademarks, permits, service marks and trade names that are necessary to the operation of the business of the Borrower with such exceptions which are not reasonably likely to have a Material Adverse Effect.

     Section 5.16. Ownership of Property. The Borrower owns the Rig and pursuant to the terms and conditions of the Drillship Shipyard Construction Contract, will own the Drillship, in each case, subject to no Liens except Permitted Liens.

     Section 5.17. Compliance with Statutes, Etc. The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, including, without limitation, all applicable laws with respect to the location of the Drillship and the location of the Rig, in respect of the conduct of its business as currently conducted by it and the ownership and operation of its properties as currently operated by it, except for such instances of non-compliance as are not reasonably and likely to, individually or in the aggregate, have a Material Adverse Effect, and has all necessary permits and licenses, and other necessary authorizations, with respect thereto with such exceptions (if any) as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.18. Environmental Matters. (a) Except as disclosed in Schedule 5.18, the Borrower is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for such instances of non-compliance (if any) as are not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower on any property owned or operated by the Borrower except as disclosed in Schedule 5.18 or except as are not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or on any property adjoining or in the vicinity of any such property that are reasonably likely to form the basis of an Environmental Claim against the Borrower or any such property that individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

     (b) To the best of the Borrower's knowledge, (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower in a manner that has violated or could reasonably be expected to violate any Environmental Law, and
(ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower, in the case of both (i) and (ii), with such exceptions as are not reasonably likely to have a Material Adverse Effect.

     Section 5.19. Existing Indebtedness. The Borrower has no existing Indebtedness outstanding as of the Effective Date other than the Obligations hereunder, Indebtedness in respect of the Interest Rate Protection Agreement required under Section 6.10, Indebtedness under the Operative Documents and any obligation of the Borrower to make a Reimbursement Payment.

SECTION 6.  COVENANTS.

     The Borrower covenants and agrees that, so long as any Note or Commitment is outstanding hereunder, or any other Obligation is due and payable hereunder:

     Section 6.1. Corporate Existence. The Borrower will preserve and maintain its corporate existence. The Borrower shall not form any subsidiaries or enter into any partnerships, joint ventures or other business combinations.

     Section 6.2. Construction and Maintenance. Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Borrower shall take, or shall cause to be taken, all actions necessary for the performance and satisfaction of all of its obligations under the Operative Documents, including:

     (i) performing all supervisory functions relating to the construction, design, engineering, operation and maintenance of the Drillship and the Rig as required by the Amoco Contracts, the Transocean Contracts or the Substitute Contracts;

     (ii) procuring, or causing to be procured, the equipment and materials to construct the Drillship and upgrade the Rig as required by the Amoco Contracts;

     (iii) paying, or causing to be paid, in accordance with the Drillship Shipyard Construction Contract and the Rig Shipyard Construction Contract, all construction costs and performing all obligations thereunder and otherwise in connection with the construction of the Drillship and the upgrade of the Rig in the manner contemplated in the Amoco Contracts;

     (iv) enforcing, or causing to be enforced, performance by the Drillship Builder, the Rig Builder and each other party to any construction contract with the Borrower and/or the Guarantor with respect to the construction of the Drillship and the upgrade of the Rig of their respective warranties and other construction obligations with respect to the design, engineering and construction thereof and pursuing remedies with respect to the breach of any of these obligations;

     (v) obtaining all material permits, licenses, consents, approvals and other authorizations, including those required under all applicable laws, from all governmental authorities necessary to be obtained by it in connection with the construction of the Drillship, the upgrade of the Rig and the operation and maintenance of the Drillship and the Rig as required by the Amoco Contracts, the Transocean Contracts or the Substitute Contracts, as applicable;

     (vi) performing any other acts necessary to cause the Drillship to be constructed and the Rig to be upgraded substantially in accordance with the Functional Requirements;

     (vii) operating and maintaining the Drillship and Rig in accordance with the requirements of the Amoco Contracts, the Transocean Contracts or the Substitute Contracts, as applicable; and

     (viii) maintaining all books and records with respect to the construction of the Drillship, the upgrade of the Rig and the operation and maintenance of the Drillship and the Rig as required by the Amoco Contracts or the Transocean Contracts, as applicable;

all of the foregoing subject to such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; provided that this Section 6.2 shall not require the Borrower to perform any obligation under any contract to which it is a party if it shall be contesting such obligation in good faith and if reserves in conformity with GAAP have been provided therefor. The Borrower will, in all material respects, maintain each of the Drillship and the Rig in as good an operating condition as at the date of the Amoco Letter of Acceptance (ordinary wear and tear excepted), in compliance with all applicable laws and regulations regarding maintenance and operation and in accordance with manufacturer's warranties and recommended maintenance procedures, if any. In no event shall the Drillship or the Rig be maintained or serviced in all material respects to a lesser standard of maintenance than employed by the Guarantor or its Affiliates for similar drillships or rigs, as the case may be, owned or leased by it in similar locations or jurisdictions.

     Section 6.3. Taxes. The Borrower will duly pay and discharge all Taxes upon or against it or its properties before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

     Section 6.4. ERISA. The Borrower will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower and will promptly notify the Agent upon an officer of the Borrower becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA; and (iv) the receipt by the Borrower of notice of the occurrence of any event that is reasonably likely to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower that would be material to the Borrower or any Plan amendment that is reasonably likely to materially increase the contingent liability of the Borrower in connection with any post-retirement benefit under a welfare plan subject to ERISA.

     Section 6.5. Burdensome Restrictions, Etc. Promptly upon any officer of the Borrower becoming aware thereof, the Borrower shall give to the Agent written notice of (i) the adoption of any new requirement of law which is reasonably likely to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which is reasonably likely to have a Material Adverse Effect.

     Section 6.6. Insurance. (a) Types of Insurance Required. The Borrower shall maintain, or cause to be maintained, with reputable insurance companies reasonably acceptable to the Agent, the types of insurance required to be maintained by it under the relevant Amoco Contract, Transocean Contract or Substitute Contract, as applicable, in at least the amounts required thereunder and, at a minimum, the following types of insurance, from and after dates such insurance would become applicable as a result of the operations of the Borrower, in at least the following amounts:

          (i) Workmen's Compensation and Employer's Liability insurance which shall fully comply with the laws of the State of Louisiana (and such other states, countries or jurisdictions where the Borrower shall operate), such policy to contain the following endorsements covering:

               (x) United States Longshoremen's and Harbor Workers' Compensation
                   Act;

               (y) Employer's Liability covering marine operations with minimum limits of liability of $1,000,000 for deaths or injuries arising out of one occurrence; and

               (z) United States Longshoremen's and Harbor Workers' Compensation Act as applicable to the Outer Continental Shelf Lands Act (if applicable).

          (ii) Comprehensive General Liability or Commercial General Liability (or equivalent coverage) insurance including Contractual Liability and suitably endorsed to cover maritime operations with minimum limits of $1,000,000 per occurrence for deaths or injuries and property damage arising out of one accident (if this contract is governed by the laws of the State of Texas, the minimum limits for contractual liability insurance shall be no less than $500,000).

          (iii) Automobile Public Liability and Property Damage insurance with a minimum limit of $1,000,000 for injury or death of one person, $1,000,000 for injuries or deaths arising out of one accident and $1,000,000 property damage arising out of one accident.

          (iv) Vessel Insurance: The Drillship (once the Borrower takes title thereto) and the Rig, and any other vessels owned, chartered or operated in performance of any operations of the Borrower, shall be covered with (x) P&I Insurance (on SP23 Form or equivalent), including crew, in amounts equivalent to the required amounts under the applicable hull policy therefor and (y) hull insurance (on a current American Institute or equivalent hull form), including wreck removal coverage (legal, contractual and voluntary) and full collision coverage (floating and stationary). The hull policy with respect to the Drillship shall have a minimum limit of not less than the book value of such vessel based upon a thirty (30) year straight line amortization and the hull policy with respect to the Rig shall have a minimum limit of an amount to be agreed by the Agent and the Borrower as of the Conversion Date and each anniversary thereafter based upon the remaining Vessel Amortization Payments for the Rig.

          (v) Mortgagee's Interest/Breach of Warranty Insurance (on a current London Institute mortgagees interest clause - hulls form) on each of the Drillship (once the Borrower takes title) and the Rig in a minimum limit of not less than $250,000,000 for the Drillship and in an amount to be agreed by the Agent and the Borrower for the Rig as of the Conversion Date and each anniversary thereafter based upon the remaining Vessel Amortization Payments, and the remaining LSF Vessel Amortization Payments, for the Rig. Such insurance may be obtained through an endorsement to the required hull insurance.

          (vi) Umbrella or Excess Liability insurance with limit of at least $50,000,000, following the form of all underlying liability policies.

          (vii) If the Drillship (once the Borrower takes title thereto) or the Rig shall at any time be located in war-endangered waters or in other waters which may under the hull policy be considered excluded by any "free of capture and seizure" clause, the Borrower shall give prompt prior written notice thereof to the Agent, and at the request of the Agent shall insure (through a separate policy or by endorsement to the applicable hull policy) such vessel against war and political risks in the amount required to be maintained under the hull policy with respect thereto.

No deductible under any of such policies shall exceed $250,000, unless such deductible amount under any such policy shall become unavailable on commercially reasonable terms. The Borrower shall not self-insure any of such risks. The hull policies (including any war and political risk coverage) shall each name the Collateral Agent as a named assured and a loss payee (provided that the Collateral Agent need not be named as a loss payee with respect to any "sue and labor" coverage), the liability insurance policies required herein shall name the Collateral Agent as a named assured and the mortgagee's interest/breach of warranty policy or endorsement shall name only the Collateral Agent as a named assured and loss payee. Each of such policies shall provide that the Collateral Agent shall have no responsibility for payment of premium and that it shall not terminate without at least thirty (30) days' advance written notice to the Collateral Agent.

     (b) Loss of Hire. From and after the Conversion Date and during the term of the Amoco Contract or any Substitute Contract with respect to the Drillship and the Rig, respectively, the Borrower shall maintain loss of hire insurance for a period of at least eighteen (18) months (or, if less, for the then remaining scheduled term of such Amoco Contract or Substitute Contract, as the case may be) and in an amount equal to, with respect to the Drillship and the Rig, respectively, at least the excess of (i) the aggregate stated operating dayrates (excluding any incentive or bonus rates and the Transocean Drillship Differential) scheduled (based on such dayrates as in effect on the Conversion
Date) to be paid to the Borrower under the relevant Amoco Contract or relevant Substitute Contract (the stated operating dayrate for any such Substitute Contract for purposes hereof, however, to be limited to the operating dayrate (express or implicit) under the applicable Transocean Contract for which such Substitute Contract was substituted), for such period over (ii) the aggregate Fixed Operating Expenses scheduled (based on such Fixed Operating Expenses as in effect on the Conversion Date) to be paid to the Guarantor under the relevant O&M Contract for such period (subject to a maximum ninety (90) day deductible). Such loss of hire policy shall name the Collateral Agent as a named assured and a loss payee and shall provide it shall not terminate without at least thirty
(30) days' advance written notice to the Collateral Agent.

     (c) Insurance Reserve. On the Conversion Date, the Borrower shall establish (but not then be required to fund) a single insurance reserve account with the Collateral Agent for both this Agreement and any Lease Securitization Facility, if applicable (the "Insurance Reserve"). As used herein, the term "Insurance Reserve Required Amount" shall mean, at any date of computation, an amount equal to the aggregate stated operating dayrates then in effect (excluding any incentive or bonus rates and, in the case of the Drillship, the Transocean Drillship Differential) under the Amoco Contracts or Substitute Contracts, as applicable (the stated operating dayrate for any such Substitute Contract for purposes hereof, however, to be limited to the operating dayrate (express or implicit) under the applicable Transocean Contract for which such Substitute Contract was substituted), minus the aggregate of the Fixed Operating Expenses, for the period of any deductible under the applicable loss of hire policy or policies maintained by the Borrower pursuant to Section 6.6(b), subject to reduction as set forth herein. If the Borrower shall make a mandatory prepayment of its Obligations of the Financed Amount or the remaining Vessel Amortization Payments for either the Drillship or the Rig as provided in
Section 2.10(b) or 2.11(c), as applicable, together with all other amounts required to be paid therein, the Insurance Reserve Required Amount shall permanently be reduced by a percentage, the numerator of which is the product of (i) the sum of the stated operating dayrate under the Amoco Contract or the Substitute Contract (limited as provided herein) for the applicable vessel plus the Transocean Drillship Differential (if the applicable vessel is the Drillship and the Amoco Drillship Contract is then in effect) minus the daily Fixed Operating Expenses attributable thereto times (ii) the number of days in the period of any deductible under the loss of hire policy then in effect for the applicable vessel, and the denominator of which is the Insurance Reserve Required Amount immediately in effect before such prepayment (provided that if neither an Amoco Contract nor a Substitute Contract is then in effect with respect to the applicable vessel, all of the foregoing shall be determined, on a pro forma basis, if necessary, as the of the Conversion Date) (the "Vessel Percentage"). If a loss of hire event of a nature covered by the loss of hire insurance policy or policies maintained pursuant to Section 6.6(b) shall occur with respect to the Drillship or the Rig after the Conversion Date and during the term of the Amoco Contract or any Substitute Contract with respect to the applicable vessel, the Borrower shall deposit (or cause to be deposited) into the Insurance Reserve, as and when necessary for the Borrower to be able to pay timely and in full its Obligations and LSF Obligations becoming due and payable, an aggregate amount equal to the amount of loss of hire insurance proceeds foregone with respect to such loss of hire event as a result of any deductible under the loss of hire insurance policy then in effect, provided that the Borrower shall not be obligated to make any deposit into the Insurance Reserve (pursuant to any provision of this Section 6.6(c) or any comparable provision of the Lease Securitization Facility) to the extent that, after giving effect to such deposit, the aggregate amount theretofore at any time deposited by or on behalf of the Borrower into the Insurance Reserve (pursuant to any provision of this Section 6.6(c) or any comparable provision of the Lease Securitization Facility) would exceed an amount equal to the Insurance Reserve Required Amount then in effect less the aggregate amount of any prior deposits into the Insurance Reserve (pursuant to any provision of this Section 6.6(c) or any comparable provision of the Lease Securitization Facility) to the extent not repaid by the Borrower to the Guarantor pursuant to the terms and conditions hereof or (without duplication) recouped out of Excess Cash Flow pursuant to the last sentence of the definition thereof. The Borrower shall thereafter use (and the Collateral Agent shall make available to the Borrower) the funds in the Insurance Reserve and then the loss of hire insurance proceeds to pay its Obligations, the LSF Obligations, and/or its Swap Obligations, if any, as they become due under the relevant documents. The Borrower (or the Guarantor on behalf of the Borrower) also in its discretion may make deposits into the Insurance Reserve from time to time (and such deposits shall constitute funding or replenishment of the Insurance Reserve for purposes of the last sentence of the definition of the term "Excess Cash Flow"). If an Event of Loss or a Casualty Loss shall occur, the Borrower shall fund the Insurance Reserve as set forth in the third preceding sentence, and shall thereafter use (and the Collateral Agent shall make available to the Borrower) the funds in the Insurance Reserve, as necessary, to pay its Obligations, the LSF Obligations, if any, and/or its Swap Obligations as they become due under the relevant documents. If the amount of funds in the Insurance Reserve shall at any time exceed the Insurance Reserve Required Amount for any reason (such as, for example, the lowering of the deductible under the loss of hire insurance policies), the Collateral Agent shall upon request of the Borrower release the excess amount to the Borrower. The Collateral Agent shall invest and reinvest the amounts in the Insurance Reserve in such Cash Equivalents as the Borrower may specify from time to time, and shall liquidate such investments as it may be directed from time to time by the Borrower (unless an Event of Default shall have occurred and be continuing or under the Lease Securitization Facility, if any, in which event the Borrower hereby authorizes the Collateral Agent to liquidate any such investments in its sole discretion without any further direction or authorization from the Borrower), and all such investments shall be deemed to constitute part of the Insurance Reserve for all purposes of this Agreement and of the Lease Securitization Facility, if any. On the Collateral Termination Date, all amounts in the Insurance Reserve shall be released to the Borrower.

     (d) Insurance Certificate. The Borrower will (i) on or before the date each of the Rig and the Drillship leave the shipyard of the Rig Builder and the Drillship Builder, as applicable, (ii) on or before March 31st of each calendar year, (iii) on the Conversion Date if the Borrower elects to convert the Construction Loans to Term Loans subject to the terms and provisions hereof and
(iv) on the request of the Agent, furnish to the Agent a certificate from a Senior Officer of the Borrower setting forth the nature and extent of the insurance and the amount of the Insurance Reserve, when applicable, maintained pursuant to this Section 6.6.

     Section 6.7. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower as any Lender may reasonably request; and, without any request, will furnish to the Agent:

          (i) within sixty (60) days after the end of each of the first three
     (3) fiscal quarters of each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such fiscal quarter and the related statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and as of the dates indicated and the results of its operations and changes in its cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of footnotes; and

          (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1997, the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year and, commencing with the financial statements for the fiscal year ending December 31, 1998, setting forth consolidated comparative figures as of the end of and for the preceding fiscal year and in the case of each full calendar year from and after the Conversion Date, audited by an independent nationally-recognized accounting firm.

The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (ii) above.

     (b) Each financial statement furnished to the Agent pursuant to subsections
(i) and (ii) of Section 6.7(a) shall be accompanied by a written certificate signed by the Borrower's chief financial officer (or other financial officer of the Borrower), in his or her capacity as such, (i) to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (ii) stating the then outstanding principal amount, if any, of any loan or advance from the Guarantor to the Borrower to fund the Cash Flow Reserve or the Insurance Reserve and the remaining obligation of the Guarantor to fund each of the Cash Flow Reserve and the Insurance Reserve.

     (c) Promptly upon receipt thereof, the Borrower will provide the Agent with a copy of each report or "management letter" submitted to the Borrower by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower;

     (d) Promptly after any officer of the Borrower obtains knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of:

          (i) any pending or threatened material Environmental Claim against the Borrower or any property owned or operated by the Borrower;

          (ii) any condition or occurrence on any property owned or operated by the Borrower that results in material noncompliance by the Borrower with any Environmental Law; and

          (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower other than in the ordinary course of business.

     (e) The Borrower will promptly, and in any event within five (5) days, after a Senior Officer of the Borrower has knowledge thereof, give written notice to the Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or reasonably threatens a Material Adverse Effect, including, without limitation, the revocation, change, modification or reconsideration of any license, consent or approval which has had or reasonably threatens a Material Adverse Effect; (iv) any investigation of the Drillship or the Rig for a violation of applicable law; or (v) any assignment by Amoco, or any assignee of Amoco, of its rights and obligations under either the Amoco Drillship Contract or the Amoco Rig Contract.

     Section 6.8. Lender Inspection Rights. Upon reasonable notice from the Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or such Lender may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower's expense, to visit and inspect any of the properties of the Borrower, to examine all of its books and records, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Agent and any Lender (and such Persons as the Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Borrower and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Agent or the Lenders and such accountants. The Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section
6.8 and/or Section 6.7 and to coordinate the exercise by the Lenders of such rights.

     Section 6.9. Conduct of Business. The Borrower will not engage in any line of business other than the construction, ownership and operation of the Drillship and the Rig.

     Section 6.10. Interest Rate Protection. On or before the Effective Date, the Borrower will enter into one or more delayed start commercial paper Interest Rate Protection Agreements in form and substance reasonably satisfactory to the Agent with a swap counterparty with a rating from both S&P and Moody's of at least AA and Aa2, respectively, providing the Borrower protection against increases in interest rates assuming a principal balance of the Term Loans on the Conversion Date of $261,940,000 and assuming an Amoco Contract Selection of a three (3) year drilling contract term for each of the Drillship and Rig, such Interest Rate Protection Agreement to start on the anticipated Conversion Date of June 30, 1998. Not later than the Sizing Date (or such later date, prior to or on the Conversion Date, as shall be acceptable to the Agent), the Borrower shall, either by implementing provisions contained in such Interest

Rate Protection Agreement or by amending such Interest Rate Protection Agreement or by entering into one or more additional Interest Rate Protection Agreements, effect a "true-up" of the financial terms of the initial Interest Rate Protection Agreement to the extent necessary to reflect any change in the Conversion Date, any change in the amortization schedule for the Term Loans pursuant to the Sizing Methodology and any change in the aggregate principal amount of the Term Loans and the Lease Securitization Facility, in each case from that anticipated as of the Effective Date. The Borrower shall maintain such interest rate protection for the term of the Term Loans hereunder. The Borrower shall also in the same manner effect a "true-up" of the financial terms of the Interest Rate Protection Agreement or Agreements in effect at such time, to the extent necessary, each time it shall make an optional or mandatory prepayment pursuant to Section 2.10 or 2.11, including, without limitation, as a result of an Event of Loss, a Casualty Event or a Vessel Financing Termination. If the Agent or a Lender is the counterparty to an Interest Rate Protection Agreement, any obligations of the Borrower thereunder shall be secured pari passu by the Collateral.

     Section 6.11. Limitation on Dividends; Negative Pledges. The Borrower will not pay any dividends or make any other distributions on its capital stock so long as a Default or an Event of Default shall have occurred and be continuing, and it shall only make dividends or distributions on its capital stock out of (i) its portion of Excess Cash Flow, (ii) any excess Event of Loss Proceeds, Casualty Proceeds or loss of hire insurance proceeds after compliance in full with Sections 2.11, 6.6 and 6.10, as applicable, (iii) the amount of the stated operating dayrate (express or implicit) in any Substitute Contract paid to the Borrower above the stated dayrate (express or implicit) in the Transocean Contract for the applicable vessel but below the stated operating dayrate in the Amoco Rig Contract in effect on the Conversion Date with respect to the Rig or below $181,500 with respect to the Drillship, (iv) solely with respect to dividends contemplated by clause (iii) of Section 5.5, the proceeds of Loans, or
(v) in the event that any optional prepayments of the Loans after the Conversion Date are applied pro rata to the remaining payments of the Tranche B Term Loans pursuant to the proviso to the penultimate sentence of Section 2.10(a), out of any other funds (provided that dividends pursuant to this clause (v) shall not exceed in the aggregate the aggregate amount of all such optional prepayments) (all such permitted sources, the "Permitted Distribution Sources"). The Borrower may not redeem, purchase or otherwise acquire any shares of its capital stock or make any deposit for such purpose. The Borrower shall not enter into any agreement (other than the Operative Documents) expressly and directly prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or prohibiting or restricting the ability of the Borrower from amending or otherwise modifying this Agreement or any other Credit Document, except that the Borrower (x) may do so (1) in connection with the incurrence or assumption of any Indebtedness permitted to exist pursuant to Section 6.15 (other than, subject to clause (y) below, Section 6.15(d)), or (2) with respect to any particular property or asset (or the revenues associated therewith), in connection with any permitted transaction involving such property or asset (including, without limitation, prohibitions in agreements on the assignment or granting of a Lien thereon) and
(y) may enter into any agreement with the Guarantor prohibiting or restricting the ability of the Borrower from amending or otherwise modifying this Agreement or any other Credit Documents.

     Section 6.12. Restrictions on Fundamental Changes. The Borrower shall not be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or any of the stock of any other Person, or (subject to Section 2.11(g)) sell the Drillship or the Rig or any of its stock unless any such merger or consolidation is with the Guarantor or any such sale is to the Guarantor and the Guarantor assumes the Borrower's Obligations hereunder, and the Guarantor delivers to the Agent a legal opinion in form and substance satisfactory to the Agent with respect to such merger, consolidation or sale.

     Section 6.13. Cash Flow Reserve. On the Conversion Date, the Borrower shall establish (but not then be required to fund) a single cash flow reserve account with the Collateral Agent for both this

Agreement and the Lease Securitization Facility, if applicable (the "Cash Flow Reserve"). As used herein, the term "Cash Flow Reserve Required Amount" shall mean $8,300,000, subject to reduction as set forth herein. If the Borrower shall be unable for any reason to pay timely and in full any of its Obligations or LSF Obligations becoming due and payable, the Borrower shall deposit (or cause to be deposited) into the Cash Flow Reserve the incremental amount necessary for Borrower to be able to pay timely and in full such Obligations and LSF Obligations becoming due and payable, provided that the Borrower shall not be obligated to make any deposit into the Cash Flow Reserve (pursuant to any provision of this Section 6.13 or any comparable provision of the Lease Securitization Facility), to the extent that, after giving effect to such deposit, the aggregate amount theretofore at any time deposited by or on behalf of the Borrower into the Cash Flow Reserve (pursuant to any provision of this Section 6.13 or any comparable provision of the Lease Securitization Facility) would exceed an amount equal to the Cash Flow Reserve Required Amount then in effect less the aggregate amount of any prior deposits into the Cash Flow Reserve (pursuant to any provision of this Section 6.13 or any comparable provision of the Lease Securitization Facility) to the extent not repaid by the Borrower to the Guarantor pursuant to the terms and conditions hereof or (without duplication) recouped by the Borrower pursuant to the last sentence of the definition of the term "Excess Cash Flow." The Borrower shall use (and the Collateral Agent shall make available to the Borrower) the funds in the Cash Flow Reserve to pay its Obligations, any of its LSF Obligations and/or any of its Swap Obligations as they become due under the relevant documents, provided that the funds in the Insurance Reserve shall first be used by the Borrower if a loss of hire event, an Event of Loss or a Casualty Event shall have occurred. The Borrower also may in its discretion fund or replenish the Cash Flow Reserve from time to time from any source of funds to any extent (and such deposits shall constitute funding or replenishment of the Cash Flow Reserve for purposes of the last sentence of the definition of the term "Excess Cash Flow"). If the Borrower shall elect a Vessel Financing Termination or if an Event of Loss shall occur with respect to either the Drillship or the Rig, and the Borrower shall make a mandatory prepayment of its Obligations of the Financed Amount or the Vessel Amortization Payments for the applicable vessel as provided in Section 2.10(b) or 2.11(c), as applicable, the Cash Flow Reserve Required Amount shall permanently be reduced by the Vessel Percentage thereof. The Collateral Agent shall invest and reinvest the amounts in the Cash Flow Reserve in such Cash Equivalents as the Borrower may specify from time to time, and shall liquidate such investments as it may be directed from time to time by the Borrower (unless an Event of Default shall have occurred and be continuing, in which event the Borrower hereby authorizes the Collateral Agent to liquidate any such investments in its sole discretion without any further direction or authorization from the Borrower), and all such investments shall be deemed to constitute part of the Cash Flow Reserve for all purposes of this Agreement. If the amount of funds in the Cash Flow Reserve shall at any time exceed the Cash Flow Reserve Required Amount (such as, for example, as a result of a prepayment of the Loans pursuant to Section 2.10(b) or 2.11(c)), the Collateral Agent shall upon the request of the Borrower release the excess amount to the Borrower. On the Collateral Termination Date, all amounts in the Cash Flow Reserve shall be released to the Borrower.

     Section 6.14. Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower, except the following (collectively, the "Permitted Liens"):

     (a) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower is a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) Liens for Taxes which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (d) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (e) Liens arising out of judgments or awards against the Borrower or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower shall be prosecuting an appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower secured by such Liens shall not exceed $5,000,000 at any one time outstanding;

     (f) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

     (g) rights reserved to or vested in any governmental, statutory or public authority to control, regulate or use any property of a Person;

     (h) Liens arising under Environmental Laws; and

     (i) Liens created by the Operative Documents or the LSF Operative
Documents.

     Section 6.15. Indebtedness. The Borrower shall not incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Operative Documents and/or under the LSF Operative Documents;

     (b) Indebtedness incurred, assumed or existing in connection with the Liens permitted by Section 6.14;

     (c) Interest Rate Protection Agreements as required by Section 6.10; and

     (d) unsecured Indebtedness to the Guarantor or any of its Subsidiaries so long as (i) payment of such Indebtedness is subordinated to payment of the Borrower's Obligations hereunder during the continuance of any Default or Event of Default, and no payments of principal, interest or fees on such

Indebtedness are scheduled to be made or made before the Maturity Date of the Term Loans except for (w) Reimbursement Payments, (x) repayments after the Conversion Date of the principal of, and accrued interest on, any borrowings from the Guarantor or any of its Subsidiaries to fund Amoco or substitute contracting party directed or requested capital expenditures out of payments therefor by Amoco or any substitute contracting party in excess of Fixed Operating Expenses, as applicable, (y) payments after the Conversion Date out of any Permitted Distribution Sources, or (z) repayments after the Conversion Date of the principal of, and accrued interest on, any borrowings from the Guarantor or any of its Subsidiaries to fund or replenish the Cash Flow Reserve or the Insurance Reserve (even if such funding of any such reserve was not at the time required) or to fund the Transocean Drillship Differential, out of any incentive or bonus payments under the Amoco Drillship Contract or any Permitted Distribution Source or any Event of Loss Proceeds, Casualty Proceeds or loss of hire insurance proceeds paid over to the Borrower pursuant to Section 6.6, in each case so long as no Default or Event of Default shall have occurred and be continuing, and (ii) the documentation with respect to such Indebtedness otherwise is reasonably satisfactory to the Agent.

     Section 6.16. Use of Property and Facilities; Environmental Laws. The Borrower shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower, where the failure to comply is reasonably likely to have a Material Adverse Effect.

     Section 6.17. Advances, Investments and Loans. The Borrower shall not lend money or make advances to any Person, guaranty any obligations of any Person or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (any of the foregoing, an "Investment") except:

     (a) Investments (including, without limitation, of the Cash Flow Reserve and the Insurance Reserve) in Cash Equivalents and deposit accounts;

     (b) receivables owing to the Borrower created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower;

     (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (d) Interest Rate Protection Agreements entered into in compliance with
Section 6.10;

     (e) deposits and progress payments made in the ordinary course of business;

     (f) unsubordinated demand loans to the Guarantor out of any Permitted Distribution Sources; and

     (g) temporary Investments of cash not otherwise permitted above to the extent the same is being held to fund reasonably anticipated working capital needs, not to exceed the equivalent of $5,000,000 in the aggregate.

     Section 6.18.  Modifications of Corporate Documents and Contracts.  (a)
The Borrower shall not amend, modify or change in any way materially adverse to the interests of the Lenders, its certificate of incorporation, by-laws or other corporate governance documents.

     (b) The Borrower shall not amend, modify or change in any way any of the Amoco Contracts, the Transocean Contracts or the Substitute Contracts (except as specifically contemplated thereby) so as to reduce the length of the term thereof, change in any respect materially adverse to the interests of the Lenders any of the time and manner, or reduce the amount of, any of the payments to be made thereunder by any party thereto other than the Borrower, reduce in any respect materially adverse to the interests of the Lenders any of the insurance required to be maintained thereunder or change in any respect materially adverse to the interests of the Lenders any of the terms thereof, in each case, without the consent of the Majority Lenders; provided, however, that
(i) the Borrower may amend, modify or change in any way the Functional Requirements for the Drillship or the Rig with the consent of Amoco so long as
(x) such amendment, modification or change does not materially diminish the value, useful life or anticipated utility of the applicable vessel as of the Effective Date and (y) the anticipated increases in the aggregate construction cost of the Drillship and the Rig (excluding capitalized interest) as a result of all such amendments, modifications or changes of the Functional Requirements after the date hereof shall not exceed $66,000,000 and (ii) the Borrower and the Guarantor may terminate either or both of the Transocean Contracts if either (x) the Tranche C Term Loans, together with all accrued and unpaid interest thereon, any applicable breakage fees and funding losses pursuant to Section 2.13 and any "true-up" costs and expenses payable by the Borrower to any Swap Party under the Interest Rate Protection Agreement pursuant to Section 6.10 attributable to any prepayment of the Tranche C Loans, shall have been paid in full, or (y) the Borrower enters into a substitute contract (whether through an extension of either of the Amoco Contracts or a new contract with Amoco or with another Person) providing for the lease or employment of the Drillship or the Rig, as applicable, the anticipated cash flow under which is no less than that under the relevant Transocean Contract, containing collateral assignment provisions no less favorable to the Borrower than the provisions of the applicable Amoco Contract and containing non-financial terms and provisions (including, without limitation, with respect to the operating dayrates, cost reimbursements, the term, insurance, force majeure and defaults thereunder), that overall are no less favorable to the Borrower than the non-financial terms and provisions of the applicable Amoco Contract and otherwise are reasonably satisfactory to the Agent, with Amoco or with another Person which has an investment grade rating of at least BBB from S&P and Baa2 from Moody's and not on credit watch for a downgrade of such ratings to below either such level, as applicable, and if the Borrower provides to the Collateral Agent (for the benefit of, without limitation, the Lenders) a Lien upon the Borrower's interest in any such Substitute Contract pursuant to an assignment in substantially the form of
Exhibit 4.1C and obtains the consent of the substitute contracting party to such assignment in form and substance reasonably satisfactory to the Agent. Any such Substitute Contract shall be substituted for the applicable Transocean Contract
(i) when it shall have become effective, and (ii) when it shall have been reasonably accepted by the Agent as a Substitute Contract in compliance with the criteria contained herein as evidenced by a consent from the Agent to the Borrower. The Agent shall promptly provide the Lenders with a copy of any Substitute Rig Contract or Substitute Drillship Contract and its consent thereto.

     (c) Prior to the Conversion Date, the Borrower shall not, without the consent of the Majority Lenders, amend, modify or supplement, in each case in any way materially adverse to the interests of the Lenders, including, without limitation, reducing in any respect materially adverse to the interests of the Lenders any of the insurance required to be maintained thereunder, the Drillship Shipyard Construction Contract (or the requirement for and substance of any bank guarantees issued or to be issued in connection therewith), the Rig Shipyard Construction Contract or any other contract for the construction of the Drillship or the upgrade of the Rig except to extend the construction period to no later than December 31, 1998, and except for any Change Orders which (x) aggregate less than $66,000,000 in the aggregate for the Drillship and the Rig (excluding capitalized interest) and (y) does not materially change the Functional Requirements for the applicable vessel so as to materially diminish the value, useful life or anticipated utility of the applicable vessel as of the Effective Date.

     (d) The Borrower shall not, without the consent of the Majority Lenders, amend, modify or supplement, in each case in any way materially adverse to the interests of the Lenders, the License Agreement or the O&M Contracts.

     (e) The Borrower shall not, after the date hereof, enter into, or amend or modify, any Operative Document, Substitute Contract or Interest Rate Protection Agreement without the prior written consent of the Guarantor.

     Section 6.19. Transfers of Assets. The Borrower shall not permit any Transfer of an asset (other than any vessel the subject of a Vessel Financing Termination after the date hereof and related assets) except:

     (a) the Transfer of equipment and other assets in the ordinary course of business;

     (b) the retirement or replacement of assets in the ordinary course of business;

     (c) any Investment permitted by Section 6.17;

     (d) the Liens permitted by Section 6.14;

     (e) the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Borrower;

     (f) exchanges of assets that are of a like kind and value;

     (g) any Transfer of the Drillship or the Rig to the Guarantor pursuant to
Section 6.12; and

     (h) any Transfer permitted or effected under the O&M Contracts or the Transocean Contracts.

     Section 6.20. Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower shall not enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate, but excluding the transactions and arrangements contemplated by the Operative Documents and excluding any tax-sharing agreement between the Guarantor and the Borrower, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the requirements of the Borrower's business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, is fair and equitable to the Borrower.

     Section 6.21. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 6, the Borrower shall conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.21 shall not require the Borrower to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.

     Section 6.22. Progress Reports. The Borrower shall provide to the Agent on or before ten (10) days after the end of each calendar quarter commencing with December 31, 1996, (i) a written progress report in form and substance reasonably satisfactory to the Agent which summarizes the progress of the construction of the Drillship and the upgrade of the Rig, and (ii) a certificate from the Borrower stating the then total construction cost estimate of each, the then total actual cost to date, the then estimate of the date of Acceptance with respect to each of the Rig and the Drillship, as applicable, the then actual percentage completion of the construction of the Drillship and the upgrade of the Rig, respectively, and any Change Order in excess of $5,000,000 with respect to the construction of the Drillship and $3,000,000 with respect to the upgrade of the Rig.

     Section 6.23. Bank Accounts. The Borrower shall maintain separate bank accounts from the Guarantors and its Subsidiaries.

     Section 6.24. Notice of Change of Definitions. The Borrower shall give written notice to the Agent of any change of any of the definitions in the Transocean Parent Credit Facility that would cause any change in any of the definitions contained herein within five (5) days of any such change. The Agent shall in turn promptly provide such notice to the Lenders.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

     (a) default by the Borrower in the payment of the principal amount of any Loan, any interest thereon or any fees payable hereunder within two (2) Business Days following the date when due;

     (b) default by the Borrower in the observance or performance of any covenant set forth in Section 6.7(e)(i) (if the Borrower shall have failed to give the applicable written notice contemplated by Section 6.7(e)(i) within five
(5) days after a Senior Officer of the Borrower first having knowledge of the occurrence of any Default or Event of Default), 6.11, 6.12, 6.18 or 6.19;

     (c) any event of default or default described in a Security Document, any of the O&M Contracts or the License Agreement, other than any Events of Default specifically provided in this Section 7.1, shall occur and remain unremedied after any applicable grace period therefor, or if no grace period is provided therein, the applicable grace period for purposes hereof shall be thirty (30) days following notice to the Borrower by the Agent of the occurrence of such event of default or default;

     (d) default by any Credit Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a), (b) or
(c) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;

     (e) any representation or warranty made or deemed made herein or in any other Credit Document by the Borrower or the Guarantor proves untrue in any material respect as of the date of the making, or deemed making, thereof;

     (f) default occurs in the payment when due of Indebtedness in an aggregate principal amount of $5,000,000 or more when aggregated with any Indebtedness described in Section 7.1(l) which is then in default, of the Borrower (other than Indebtedness to the Guarantor or any of its Subsidiaries) after any applicable grace period therefor, and such default, if in payment when due of Indebtedness, continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

     (g) the Borrower, the Guarantor, Amoco (during the stated term (other than any portion thereof cancelled pursuant to the Free Cancellation Right) of either Amoco Contract) or any substitute lessee under a Substitute Contract (during the stated term of any such Substitute Contract) (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses
(i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(g);

     (h) a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower, the Guarantor, Amoco (during the stated term (other than any portion thereof cancelled pursuant to the Free Cancellation Right) of either Amoco Contract), or any substitute lessee under a Substitute Contract (during the stated term of any such Substitute Contract), or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(g)(v) is instituted against the Borrower, the Guarantor, Amoco or such substitute lessee, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

     (i) the Borrower or the Guarantor fails within thirty (30) days with respect to a judgment or order that is rendered in the United States or sixty
(60) days with respect to a judgment or order that is rendered in a foreign jurisdiction (or such earlier date as any execution on such judgment or order shall take place) to vacate, pay, bond or otherwise discharge any judgment or order for the payment of money the uninsured portion of which is in excess of $5,000,000 with respect to the Borrower and $15,000,000 with respect to the Guarantor and which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (j) the Borrower fails to pay when due an amount aggregating in excess of $5,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower in excess of $5,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (k) any Credit Party or any Person authorized to act on behalf of a Credit Party challenges the validity of any Credit Document or such Credit Party's obligations thereunder in any material respect, or any Credit Document ceases, other than in accordance with its terms, to be valid and binding or ceases, in any material respect, other than in accordance with its terms, to give to the Agent and the Lenders the Liens, rights, and powers purported to be granted in their favor thereby;

     (l) the Borrower shall default in any payment under any Interest Rate Protection Agreement required pursuant to Section 6.10 when obligated to make such payment, whether by acceleration or otherwise, and such payment default shall continue after any applicable grace period and be in an amount in excess of $5,000,000 when aggregated with all Indebtedness described in Section 7.1(f) which is then in default as described in Section 7.1(f);

     (m) the Guarantor shall fail to directly or indirectly own one hundred percent (100%) of the stock of the Borrower;

     (n) any event of default under the Transocean Performance Guaranty shall occur and shall be continuing (it being understood and agreed that such event of default shall cease to be "continuing" for the purposes of this Agreement when it shall cease to constitute a continuing event of default under the Transocean Performance Guaranty for any reason (including, without limitation, as a result of the curing thereof or any waiver or modification thereunder)) after any applicable grace period therefor;

     (o) any event of default shall occur under the Transocean Parent Credit Facility and shall be continuing (it being understood and agreed that such event of default shall cease to be "continuing" for the purposes of this Agreement when it shall cease to constitute a continuing event of default under the Transocean Parent Credit Facility for any reason (including, without limitation, as a result of the curing thereof or any waiver or modification thereunder)) after any applicable grace period therefor; provided that after the Conversion Date, such event shall not be an Event of Default hereunder so long as the Cash Flow Reserve and the Insurance Reserve shall be funded to the maximum extent that the Borrower then could be required to fund such accounts pursuant to
Section 6.6(c) or 6.13; or

     (p) any default (as defined in the applicable contract) or event of default (as defined in the applicable contract) under any of the Amoco Contracts, the Transocean Contracts or the Substitute Contracts shall occur prior to the Maturity Date of the Term Loans and shall be continuing (it being understood and agreed that such default or event of default shall cease to be "continuing" for the purposes of this Agreement when it shall cease to constitute a continuing default or event of default under any such agreement for any reason (including without limitation as a result of the curing thereof or any waiver or modification thereunder)) after any applicable grace period therefor, or any of such contracts shall be cancelled or terminated (other than if a cancellation fee or termination fee is to be paid pursuant to the terms thereof, other than the free cancellation provided in the Amoco Rig Contract and other than any termination of a Transocean Contract in accordance with Section 6.18) or otherwise no longer in full force and effect prior to the stated term thereof, including, without limitation, as a result of an Event of Loss or Casualty Loss (unless the Borrower is in compliance with Section 2.11(c) or (d), as applicable, and Sections 6.6(c) and 6.13) or an event of Force Majeure; provided, that it shall not be an Event of Default hereunder if the Borrower shall be contesting in good faith any dispute in connection with any of such contracts so long as reserves in accordance with GAAP are established and all Obligations of the Borrower are being timely paid hereunder.

     Section 7.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (g) or (h) of Section 7.1 with respect to the Borrower) has occurred and is continuing, the Agent shall, by notice to the
Borrower: (a) if so directed by the Majority Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsection (g) or (h) of Section 7.1 has occurred and is continuing with respect to the Borrower, then all outstanding Notes shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further Credit pursuant to any of the terms hereof shall immediately terminate.

     Section 7.4. Notice of Default. The Agent shall give notice to the Borrower under Sections 7.1(c) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

SECTION 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1. Change of Law. (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change, after the date hereof (or, if later, after the date the Agent or a Lender becomes the Agent or a Lender), in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower and such Lender's obligations to make, continue or convert Loans into Eurodollar Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans.

          (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) any outstanding Eurodollar Loan of such Lender shall be automatically converted to a Base Rate Loan on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and
(ii) such Lender shall make an advance as part of any requested Borrowing of Eurodollar Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

          (c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make Eurodollar Loans, give prompt written notice thereof to the Borrower and the Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain Eurodollar Loans shall be reinstated.

     Section 8.2. Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans the Agent determines in good faith (after consultation with the Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans into Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, shall be suspended and (ii) each Eurodollar Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

     Section 8.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of general applicability of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Agent or such Lender becomes the Agent or a Lender) (other than any request or directive requesting or in effect requiring compliance with any applicable law, rule or regulation imposing or in effect imposing a fine or a penalty for any failure to comply with any such law, rule or regulation):

          (i) subjects any Lender (or its Lending Office) to any tax, duty or other similar charge related to any Eurodollar Loan, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans or participations therein, or any other amounts due under this Agreement related to its Eurodollar Loans or participations therein, or its obligation to make Eurodollar Loans or acquire participations therein (except for changes with respect to income or franchise taxes excluded from indemnification pursuant to
Section 3.3); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans or participate in any thereof;

and the result of any of the foregoing is to increase in the future the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan or participating therein, or to reduce in the future the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such future increased cost or reduction.

     (b) If, on or after the date hereof, the Agent or any Lender shall have reasonably determined that (i) the adoption after the date hereof of (x) any applicable law, rule or regulation regarding capital adequacy, (y) any change therein (including, without limitation, any revision after the date hereof in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration of any such applicable law, rule or regulation regarding capital adequacy, or (iii) compliance by the Agent or any Lender (or its Lending Office) with any request or directive of general applicability issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (other than any request or directive requiring or in effect requiring compliance with any applicable law, rule or regulation regarding capital adequacy or imposing fines or penalties for any failure to comply with any such law, rule or regulation), has or would have the effect of reducing in the future the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its controlling corporation's policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender (with a copy to the Agent) pursuant to subsection
(c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such future reduced return or the Borrower may prepay all Eurodollar Loans of such Lender.

     (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Lender which is the Agent, the Agent of the circumstances that entitle the Agent or such Lender to such compensation no later than ninety
(90) days after such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing, or for periods, prior to the ninetieth day preceding such written demand. The Agent and each Lender shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation and any payment under Section 3.3, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Agent or such Lender made in good faith, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States of America. A certificate of the Agent or any Lender, as applicable, claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Agent or such Lender, as applicable, describing in reasonable detail the calculations thereof shall be rebuttable presumptive evidence thereof in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.4. Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent, provided that, except that in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

     Section 8.5. Discretion of Lender as to Manner of Funding. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

     Section 8.6. Substitution of Lender. If (a) any Lender has demanded compensation or given notice of its intention to demand compensation under
Section 8.3, (b) the Borrower is required to pay any additional amount to any Lender under Section 2.13, (c) any Lender is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefor, (d) any Lender gives notice of any change in law or regulations, or in the interpretation thereof, pursuant to
Section 8.1, (e) any Lender has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties or (f) any

Lender shall seek to avoid its obligation to make Loans hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. (S) 1821(e) or
(n) (1) (B), (g) any Taxes referred to in Section 3.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such Taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender, or other reimbursement or indemnification of any Lender, as a result thereof, (h) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Operative Document requested by the Borrower, or (i) any Lender fails to maintain a short-term rating of A-1 from S&P and P-1 from Moody's (unless otherwise agreed by the Agent, the Borrower and the Guarantor), then and in such event, upon request from the Borrower delivered to such Lender and the Agent (provided, however, that if the Borrower fails to give such request and an event specified in (i) shall have occurred, no such request shall be required), such Lender shall assign, in accordance with the provisions of Section 10.10 and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution with the requisite ratings (unless otherwise agreed by the Agent, the Borrower and the Guarantor) selected by the Borrower and reasonably satisfactory to the Agent, or if the Borrower fails to make such selection, by the Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.13, 3.3, 8.3 and 10.13 (it being understood that in no event is the Borrower or the Agent obligated to any Lender (as opposed to being entitled) to provide a Person to purchase any interest of such Lender). Each Lender shall provide prompt written notice to the Agent and the Borrower of any failure by it to maintain a short-term rating of A-1 from S&P and P-1 from Moody's.

SECTION 9.  THE AGENTS.

     Section 9.1. Appointment and Authorization of Agent, Co-Agents and Collateral Agent. Each Lender hereby appoints ABN AMRO as Agent and Collateral Agent, and each of the Co-Agents named herein as Co-Agents, under the Credit Documents and hereby authorizes the Agent, the Co-Agents and the Collateral Agent to take such action as the Agent, the Co-Agents, and the Collateral Agent on each of its behalf, as applicable, and to exercise such powers, under the Credit Documents as are delegated to the Agent, the Co-Agents and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 9.2. Rights and Powers. The Agent, the Co-Agents and the Collateral Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not an Agent, a Co-Agent or a Collateral Agent, and the Agent, the Co-Agents and the Collateral Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Affiliates as if it were not an Agent, a Co-Agent or a Collateral Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent, the Co-Agents or the Collateral Agent, in their respective individual capacities as a Lender.

     Section 9.3. Action by Agent, Co-Agents and Collateral Agent. The obligations of the Agent, the Co-Agents and the Collateral Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.4. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent, the Co-Agents or the Collateral Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Agent, the Co-Agents and the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Operative Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent, the Co-Agents or the Collateral Agent to take specific action, the Agent and the Collateral Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

     Section 9.4. Consultation with Experts. Each of the Agent, the Co-Agents and the Collateral Agent may consult with legal counsel, independent public accountants, engineers and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.5. Indemnification Provisions; Credit Decision. Neither the Agent, the Co-Agents, the Collateral Agent, nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent, the Co-Agents, the Collateral Agent, nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement, any other Operative Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower contained herein or in any other Operative Document; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Operative Document or of any other documents or writing furnished in connection with any Operative Document; and the Agent, the Co-Agents and the Collateral Agent make no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent, the Co-Agents and the Collateral Agent may execute any of their duties under any of the Operative Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent, the Co-Agents and the Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent, the Co-Agents and the Collateral Agent shall have no responsibility for confirming the accuracy of any certificate or other document or instrument received by any of them under the Credit Documents. The Agent, the Co-Agents and the Collateral Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such agent. Each Lender acknowledges that it has independently and without reliance on the Agent, the Co-Agents, the Collateral Agent, or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and the Guarantor, and the Agent, the Co-Agents and the Collateral Agent shall have no liability whatsoever to any Lender for such matters. The Agent, the Co-Agents and the Collateral Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower to such agent at such time, but is voluntarily furnished to such agent (either in their respective capacity as Agent, the Co-Agents or the Collateral Agent or in their individual capacity).

     Section 9.6. Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold harmless the Agent, the Co-Agents, the Collateral Agent, and their directors, officers, employees, agents and representatives from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section
9.6 shall survive termination of this Agreement.

     Section 9.7. Resignation of Agent and Successor Agent. The Agent, the Co-Agents and the Collateral Agent may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Any resignation of the Agent or the Collateral Agent shall not be effective until a replacement therefor is appointed pursuant to the terms hereof. Upon any such resignation of the Agent or the Collateral Agent, the Majority Lenders and the requisite Lenders under the Lease Securitization Facility, if applicable, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent or Collateral Agent, as the case may be. If no successor Agent or Collateral Agent, as the case may be, shall have been so appointed by the Majority Lenders and the requisite Lenders under the Lease Securitization Facility, if applicable, and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Collateral Agent's giving of notice of resignation, then the retiring Agent or Collateral Agent, as the case may be, may, on behalf of the Lenders and with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, appoint a successor Agent or Collateral Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Agent or the Collateral Agent hereunder, such successor Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Collateral Agent, as the case may be, under the Credit Documents, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's, Co-Agent's or Collateral Agent's resignation hereunder as Agent, Co-Agent or Collateral Agent, as the case may be, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, Co-Agent or Collateral Agent, as the case may be.

SECTION 10.  MISCELLANEOUS.

     Section 10.1. No Waiver. No delay or failure on the part of the Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

     Section 10.2. Non-Business Day. Subject to Section 2.6, if any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

     Section 10.3. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document.

     Section 10.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

     Section 10.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to,
Section 2.13, Section 3.3, Section 8.3, Section 10.3 and Section 10.13, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations and, with respect to any Lender, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.

     Section 10.6. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, provided that any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans, or participations therein, held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 10.7. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders and the Agent shall be addressed to their respective addresses, telecopier or telex number, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

                    Transocean Enterprise Inc.
                    4 Greenway Plaza
                    Houston, Texas 77046
                    Attention:  Mr. Robert L. Long
                    Telephone No.:  (713) 871-7500
                    Fax No.:  (713) 850-3818

With a copy to:
                    Hughes Hubbard & Reed LLP
                    Attention:  Mr. John K. Hoyns
                    One Battery Park Plaza
                    New York, New York  10004-1482
                    Telephone No.:  (212) 837-6000
                    Fax No.:  (212) 422-4726

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7, on the signature pages hereof or pursuant to
Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10 and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided, further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

     Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

     Section 10.9. Successors and Assigns. This Agreement shall be binding upon the Borrower, each of the Lenders, the Agent, the Collateral Agent, the Co-Agents and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Agent, the Collateral Agent, the Co-Agents and their respective successors and assigns, including any subsequent holder of any Note; provided, however, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Agent, and the Collateral Agent, and the Agent, the Co-Agents and the Collateral Agent may not assign any of their respective rights or obligations under this Agreement or any other Credit Document except in accordance with Section 9 and no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

     Section 10.10. Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes.

     (a) Any Lender may at any time sell to one or more commercial banking institutions ("Participants") participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of all its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Majority Lenders hereunder or under any other Operative Document or to approve any amendment to or waiver of this Agreement or any other Operative Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Loans, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Loans, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any Collateral for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall (as between itself and such participant) retain the sole right to enforce the obligations of any Credit Party under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred and provided, further, that Sections 8.3(c) and 8.6 shall apply to the transferor Lender with respect to any claim by any Participant pursuant to Section 2.13,
3.3 or 8.3 as fully as if such claim were made by such Lender. Anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any Lender any sum in excess of the sum the Borrower would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agreement or any other Credit Document.

     (b) Any Lender may at any time sell to (i) any other Lender, or any affiliate thereof, that is a commercial banking institution not subject to Regulation T of the Board of Governors of the Federal Reserve System so long as such entity has a short-term rating of A-1 from S&P and P-1 from Moody's (unless otherwise agreed by the Agent, the Borrower and the Guarantor), (ii) with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more commercial banking institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System and which has a short-term rating of A-1 from S&P and P-1 from Moody's (unless otherwise agreed by the Agent, the Borrower and the Guarantor) (any of (i) or (ii), a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that each such sale to a Purchasing Lender shall be in an amount of $10,000,000 or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender's Loans would be less than $10,000,000, such sale shall be of all of such Lender's rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower's consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial banking institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System, all or any part of its rights and obligations under this Agreement and the other Credit Documents with only the consent of the Agent (which shall not be unreasonably withheld or delayed) if the Loans have been accelerated pursuant to
Section 7.2 or 7.3. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of all of its Borrowings, Notes, Commitments and other interests hereunder and, to the extent applicable, its appropriate pro rata share of all of its extensions of credit, commitments and other interests under the Lease Securitization Facility and of its commitment to the Agent under the Lease Securitization Facility described in the materials provided by the Agent to the Lenders dated October 1996. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Loans hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Loans retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled."

     (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Agent hereunder of a registration and processing fee of $3,500 (unless the Borrower is replacing such Lender pursuant to the terms hereof, in which event such fee shall be paid by the Borrower), the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Agent in connection with such assignment except as provided above.

     (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (e) Notwithstanding any other provisions of this Section 10.10, no transfer or assignment of the interests of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any other Credit Party to file a registration statement with the SEC or to qualify the Loans, the Notes or any other Obligations under the securities laws of any jurisdiction.

     Section 10.11.  Amendments, Waivers and Consents.  Subject to Sections
10.15 and 10.23 hereof, any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed (and/or consented to) by (a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent or the Collateral Agent are affected thereby, the Agent or the Collateral Agent, as the case may be, provided that:

     (i) no amendment or waiver shall (A) increase the Total Commitment Amount, the Tranche A Credit Commitment Amount or the Construction Credit Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, (B) postpone any Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder to any Lender without the consent of each Lender owed any such Obligation, or (C) release any Collateral for any Obligation (including, without limitation, the Transocean Performance Guaranty) without the consent of all Lenders; and

     (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

To the extent that any amendment or waiver of any provision of any Operative Document (other than any Credit Document) requires any consent of the Lenders, such Operative Document may so be amended or waived if, but only if, such amendment or waiver is consented to by the Majority Lenders.

     Section 10.12. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 10.13. Legal Fees, Other Costs and Indemnification. (a) The Borrower, upon demand by the appropriate Person, agrees to pay the reasonable out-of-pocket costs and expenses (i) of the Agent and the Collateral Agent, including, without limitation, the reasonable fees and disbursements of legal counsel to the Agent and the Collateral Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, (ii) of the Agent, the Collateral Agent, the Co-Agents and the Lenders in connection with advising the Agent, the Co-Agents, the Collateral Agent and the Lenders of their rights and responsibilities under the Credit Documents during any Default or Event of Default or in connection with the enforcement by the Lenders, the Agent, the Collateral Agent and the Co-Agents of any of the Credit Documents against either Credit Party, provided that the Agent, the Collateral Agent, the Co-Agents and the Lenders agree to the extent feasible and to the extent a conflict of interest does not exist in the reasonable opinion of any of same, to use the same single counsel in connection with the foregoing to the extent they seek reimbursement for the expenses thereof from the Borrower, and (iii) the Engineer in connection with its certifications under Section 4.2. The Borrower further agrees to indemnify each Lender, the Agent, each Co-Agent, the Collateral Agent and their respective directors, officers, employees and attorneys (in each case in their capacities as such) (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto, but excluding any Taxes and excluding any losses, claims, damages, penalties, judgments, liabilities or expenses of the nature described in Sections 2.13 and 8.3 (regardless of whether indemnified pursuant to such sections)) which any of them may pay or incur arising out of or relating to (x) any action, suit or proceeding by any Person not a party to this Agreement (a "third party") or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (y) any investigation of any third party or any governmental authority involving any Lender (as a lender hereunder) or the Agent or the Collateral Agent (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (z) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender (as a lender hereunder) or the Agent, any Co-Agent or the Collateral Agent (in such capacity hereunder) and related to any environmental cleanup, audit or compliance with respect to the Borrower or its properties, or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower or its properties, regardless of whether caused by, or within the control of, the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's, or the Agent's, any Co-Agent's or the Collateral Agent's, as the case may be, gross negligence, willful misconduct or breach of any material provision of any Credit Document or the gross negligence or wilful misconduct of, or the breach of any material provision of any Credit Document by, any other Indemnified Party with respect to the same Lender. The Borrower, upon demand by the Agent, a Co-Agent or the Collateral Agent at any time, shall reimburse the Indemnified Party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence.

     (b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or proceeding against such Indemnified Party relating to any of the matters described in Section 10.13(a), such Indemnified Party shall give written notice to the Borrower of the commencement thereof, but the failure so to notify the Borrower shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the Borrower demonstrates that the defense of such action is prejudiced thereby. The Borrower shall be entitled to participate therein and, to the extent that it shall elect to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Borrower to such Indemnified Party of its election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party hereunder for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If the Borrower assumes the defense of such action, suit or proceeding, (i) no compromise or settlement thereof may be effected by the Borrower without the applicable Indemnified Party's consent (which shall not be unreasonably withheld) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any Person, no fine or penalty is assessed against, or payable by, such Indemnified Party and there are no other claims that may be made by the claimant in such action, suit or proceeding against such Indemnified Party, in each case as a result of such compromise or settlement, and (y) the sole relief provided is monetary damages that are paid in full by the Borrower, and (ii) the Borrower shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to the Borrower of the commencement of any action, suit or proceeding and it does not, with ten (10) days after the notice is given, give written notice to the applicable Indemnified Party of its election to assume the defense thereof, the Borrower shall be bound by any determination made in such action or any compromise or settlement thereof effected by such Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may adversely affect it or its Affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Borrower, assume the exclusive right to defend, compromise or settle such action, suit or proceeding, but the Borrower shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). Nothing in this Section 10.13(b) shall require the Borrower to make any payment that it is not required to make under Section 10.13(a).

     Section 10.14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

     (A) THIS AGREEMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT OR THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT

RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR FROM ANY LEGAL PROCESS WITH RESPECT TO ANY ACTION COMMENCED IN ANY SUCH COURT (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 10.15. Confidentiality. Each Lender agrees it will not disclose (and will cause its affiliates not to disclose) without the Borrower's consent any information concerning the Borrower, the Guarantor or any direct or indirect Subsidiaries of the Guarantor furnished pursuant to, or otherwise in connection with, any of the Credit Documents (including without limitation any information concerning the intellectual property that is the subject of the License Agreement between the Borrower and the Guarantor referenced in Section 4.1; provided that any Lender may disclose any such information (a) to its employees, auditors, counsel or other professional advisors who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement, each of whom will be informed of, and shall abide by the provisions of, this Section 10.15, (b) to any other Lender or affiliate of such Lender or other Lender, (c) that has become generally available to the public, (d) if required or appropriate in any examination or audit by, or report, statement or testimony submitted to, any federal or state regulatory body having or claiming to have jurisdiction over such Lender, (e) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (f) in order to comply with the mandatory provisions of any law, order, regulation or ruling applicable to such Lender, (g) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any of the Notes or any interest therein by such Lender, and (h) in connection with the exercise of any remedies by the Agent or any Lender; provided that such actual or prospective transferee executes an agreement with such Lender (and expressly for the benefit of the Borrower and the Guarantor) containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information. Each Lender hereby irrevocably constitutes the Guarantor as, and agrees that the Guarantor shall be, an intended third party beneficiary of the covenant of such Lender contained in this Section 10.15 and, without limitation of the foregoing, agrees that the Guarantor may enforce such Lender's covenant set forth in this Section 10.15 without any requirement that any action also be taken by the Borrower. This Section 10.15 may not be amended, modified or supplemented without the written consent of the Guarantor.

     Section 10.16. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each of the Borrower, the Agent, and each Lender has signed and delivered to the Agent a counterparty signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

     Section 10.17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.18. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any change in accounting principles from those applicable to the Borrower as of the date hereof is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) other than changes mandated by SFAS 106 and such change materially affects the calculation of any component of any standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the standards or terms found in this Agreement, the Borrower and the Majority Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.19. Notice. The Credit Documents constitute the entire understanding among the Credit Parties, the Lenders, and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.20. Officer's Certificates. It is not intended that any certificate of any officer of any Credit Party delivered to the Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

     Section 10.21. Effect of Inclusion of Exceptions. It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

     Section 10.22. Non-Recourse Obligation. The Obligations of the Borrower under the Credit Documents shall be non-recourse to the Guarantor and its Subsidiaries (excluding the Borrower) other than as expressly provided in the Operative Documents. No recourse with respect to any Credit Document, any amount payable or which may be payable by the Borrower under any Credit Document or any representation, warranty, covenant, obligation, liability or agreement of the Borrower contained in, made or incurred pursuant to or in any way arising out of or resulting from any Credit Document (collectively, the "Non-Recourse Obligations") (including without limitation under any judgment obtained against the Borrower or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any other circumstances) shall be had against any incorporator, shareholder, Affiliate, director, officer or employee, past, present or future, of the Borrower (or any Person directly or indirectly controlling any of the foregoing Persons) (collectively, the "Released Persons"), either directly or through the Borrower. Any and all personal liability of every nature, whether at common law or in equity or by statute or by constitution or otherwise, of any such Released Person (i) to respond by reason of any act or omission on its part or otherwise, for the payment to any Lender, the Agent and/or the Collateral Agent or for or to the Borrower or any receiver thereof, of any sum that may remain due and unpaid under or on account of any Non-Recourse Obligation, and
(ii) otherwise in respect of the Non-Recourse Obligations, is hereby expressly waived and released by the Lenders, the Agent and the Collateral Agent as a condition of and as consideration for the execution of this Agreement by the Borrower. Nothing in this Section 10.22 releases the Guarantor from, or modifies in any respect, any liability or obligation, past, present or future, of the Guarantor under the express terms of any Credit Document to which it is or hereafter becomes a party (by executing the same).

     Section 10.23. Amoco Quiet Enjoyment; Guarantor Replaced Parts. (a) The Lenders, the Agent, the Co-Agents and the Collateral Agent each hereby (i) acknowledge and consent to the provisions of Section 2(h) of each of the O&M Contracts and Section 7(b) of each of the Transocean Contracts and (ii) agree, for the benefit of the Guarantor, that, any term of any Credit Document to the contrary notwithstanding, unless and until the Collateral Agent shall terminate any such contract in accordance with its terms, (x) any replaced "Part" (as such term is defined in such contracts) that, in accordance with the terms of any such contract, is to become the property of the Guarantor shall so become the property of the Guarantor, free and clear of the Liens of the Security Documents, and (y) the Collateral Agent shall execute such instruments as the Guarantor reasonably may request from time to time to give effect to, or evidence, the release of any such replaced "Part" from the Liens of the Security Documents.

     (b) The Lender, the Agent, the Co-Agents and the Collateral Agent each hereby (i) acknowledge and consent to the provisions of the Amoco Contracts, and
(ii) agree, with respect to each Amoco Contract, that, any term of any Credit Document to the contrary notwithstanding, during the term of each Amoco Contract and so long as Amoco shall be in compliance in all material respects with its obligations set forth in such Amoco Contracts, it shall not take any action under any Credit Document that would result in any material breach by "Contractor" under such Amoco Contract or otherwise interfere with Amoco's rights under such Amoco Contract.

     (c) The Guarantor hereby is constituted as, and each party hereto hereby agrees that the Guarantor shall be, an intended third party beneficiary of this
Section 10.23 and, without limitation of the foregoing, any term of this Agreement to the contrary notwithstanding, this Section 10.23 may not be amended, modified or supplemented without the written consent of the Guarantor. References in this Section 10.23 to the Guarantor include Transocean Offshore Inc., its successors and, with respect to any O&M Contract or Transocean Contract, its permitted assigns thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                          Borrower:

                          TRANSOCEAN ENTERPRISE INC.,
                          a Delaware corporation


                           By: /s/ Eric B. Brown
                              -------------------------------------------------
                           Name:  Eric B. Brown
                                -----------------------------------------------

                           Title: Vice President, General Counsel and Secretary
                                 ----------------------------------------------

                                LENDERS:

Percentage:  11.6005873715%     ABN AMRO BANK N.V., Houston Agency, as Agent,
----------                      as Collateral Agent and as a Lender



                                By:  /s/ Cheryl I. Lipshutz
                                   ----------------------------------------
                                   Cheryl I. Lipshutz, Group Vice President
                                   and Director

Address for Notices:
-------------------
                                By:  /s/ Charles W. Randall
                                   -----------------------------------------
ABN AMRO Bank N.V., Houston        Charles W. Randall, Senior Vice President
Agency                             and Managing Director
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Belinda Rowell
Telephone No.:  (713) 629-6666
Fax No.:  (713) 629-7533
Telex No.:  686 8916
Answerback:  ABN INTL HOU

with copies to:
Ms. Linda Boardman
ABN AMRO Bank N.V.
335 Madison Avenue
New York, New York  10017
Telephone No.:  (212) 370-8509
Fax No.: (212) 682-0364

Payment Instructions:
--------------------
Name of Credit Bank:         ABN AMRO Bank N.V., Houston Branch
City, State:                 Houston, Texas
Method of Payment:           ABA #0260-0958-0
For Credit To:               ABN AMRO Bank N.V., Houston Branch
Account No.:                 651001071541
Reference:                   Transocean Enterprise Inc.
Attention:                   Belinda Rowell


Lending Office:
--------------
ABN AMRO Bank N.V.
335 Madison Avenue
New York, New York  10017
Telephone No.:  (212) 370-8509
Fax No.: (212) 682-0364

Percentage:  7.3421439060%    AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
----------                    as Co-Agent and as a Lender


                              By: /s/ Paul Clifford
                                 --------------------------------------------
                              Name:   Paul Clifford
                                   ------------------------------------------
                              Title:  Vice President
                                    -----------------------------------------
Address For Notices:
-------------------
Australia and New Zealand Banking
Group Limited
1177 Avenue of the Americas
New York, New York  10036
Attention: Tessie Amante
Telephone: (212) 801-9744
Fax: (212) 801-9859
Telex: 667559
Answerback: ANZBANK667559

Payment Instructions:
--------------------
Name of Credit Bank:    Morgan Guaranty Trust Company
City, State:            New York, New York
Method of Payment:      ABA #021000238
For Credit To:          Australia and New Zealand Banking Group Limited
Account No.:            63100888
Reference:              Transocean Enterprise Inc.

Lending Office:
--------------
Australia and New Zealand Banking
Group Limited
1177 Avenue of the Americas
New York, New York  10036
Attention: Kyle Loughlin
Telephone: (212) 801-9853
Fax: (212) 801-9131
Telex: 667559
Answerback: ANZBANK667559

Percentage:  7.3421439060%    BANK OF MONTREAL, as Co-Agent and as a Lender
----------


                              By:   /s/ Donald G. Skipper
                                 ----------------------------------------
                                        Donald G. Skipper
                                        Director, Natural Resources

Address for Notices:
-------------------
Bank of Montreal
700 Louisiana Street, Suite 4400
Houston, Texas  77002
Attention:  Don Skipper
Telephone No.: (713) 546-9769
Fax No.: (713) 223-4007

Payment Instructions:
--------------------
Name of Credit Bank:    Bank of Montreal
City, State:            Chicago, Illinois
Method of Payment:      ABA #071000288
For Credit To:          Bank of Montreal, Chicago Branch
Account No.:            124-856-6
Reference:              Transocean Enterprise Inc.

Lending Office:
--------------
Bank of Montreal
115 S. LaSalle St., Floor 12W
Chicago, Illinois  60603
Attention:  Lara Benton or Farid Ali
Telephone No.: (312) 750-3844 (Benton)
Telephone No.: (312) 750-3727 (Ali)
Fax No.: (312) 750-4345 (Benton)
Fax No.: (312) 750-6061 (Ali)

Percentage:  7.3421439060%      THE BANK OF NOVA SCOTIA,
----------                      ATLANTA AGENCY, as Co-Agent and as a Lender


                                By: /s/ F.C.H. Ashby
                                   ----------------------------------------
                                        F.C.H. Ashby
                                        Senior Manager, Loan Operations
Address for Notices:
-------------------
The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attention: F.C.H. Ashby
Telephone No.: (404) 877-1500
Fax No.: (404) 888-8998
Telex: 00542319
Answerback: SCOTIABANK ATL

with a copy to:

The Bank of Nova Scotia
Houston Representative Office
1100 Louisiana, Suite 3000
Houston, Texas  77002
Attention: Mark Ammerman
Telephone No.: (713) 759-3441
Fax No.: (713) 752-2425
Telex: RCA 216312
Answerback: SCOTIABANK HOU

Payment Instructions:
--------------------
Name of Credit Bank:    The Bank of Nova Scotia, New York Agency
City, State:            New York, New York
Method of Payment:      ABA #026002532
For Credit To:          The Bank of Nova Scotia, Atlanta Agency
Account No.:            0606634
Reference:              Transocean Enterprise Inc.
Attention:              Cleve Bushey

Lending Office:
--------------
The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attention: F.C.H. Ashby
Telephone No.: (404) 877-1500
Fax No.: (404) 888-8998
Telex: 00542319
Answerback: SCOTIABANK ATL

Percentage:  7.3421439060%      THE BANK OF TOKYO - MITSUBISHI, LTD., HOUSTON
----------                      AGENCY, as Co-Agent and as a Lender


                                By: /s/ Michael Meiss
                                   -----------------------------------------
                                        Michael Meiss
                                        Vice President & Manager

Address for Notices:
-------------------
The Bank of Tokyo - Mitsubishi, Ltd.,
Houston Agency
1100 Louisiana, Suite 2800
Houston, Texas  77002
Attention: Deanna Breland
Telephone No.: (713) 655-3810
Fax No.: (713) 655-3855

Payment Instructions:
--------------------
Name of Credit Bank:    The Bank of Tokyo-Mitsubishi, Ltd., New York Agency
City, State:            New York, New York
Method of Payment:      ABA #026-009-632
For Credit To:          The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency
Account No.:            30001710
Reference:              Transocean Enterprise Inc.
Attention:              Nadra H. Breir

Lending Office:
--------------
The Bank of Tokyo - Mitsubishi, Ltd.,
Houston Agency
1100 Louisiana, Suite 2800
Houston, Texas  77002
Attention: Nadra H. Breir
Telephone No.: (713) 655-3847
Fax No.: (713) 658-0116

Percentage:  7.3421439060%      WESTDEUTSCHE  LANDESBANK
----------                      GIROZENTRALE, as Co-Agent and as a Lender


                                By: /s/ Richard R. Newman
                                   ---------------------------------------------
                                Name:   Richard R. Newman
                                     -------------------------------------------
                                Title:  Vice President
                                      ------------------------------------------


Address for Notices:
-------------------
Westdeutsche Landesbank Girozentrale  By: /s/ Salvatore Battinelli
1211 Avenue of the Americas              ---------------------------------------
New York, New York  10036             Name:   Salvatore Battinelli
Attention: Richard Newman,                 -------------------------------------
Vice President                        Title:  Vice President, Credit Department
Telephone No.: (212) 852-6120               ------------------------------------
Fax No.: (212) 852-6307
Telex: (ITT) 420736 (MCI) 666668

Payment Instructions:
--------------------
Name of Credit Bank:    Chase Manhattan Bank
City, State:            New York, New York
Method of Payment:      ABA # 021-00-0021
For Credit To:          Westdeutsche Landesbank
Account No.:            920-1-060 663
Reference:              Transocean Offshore

Lending Office:
--------------
Westdeutsche Landesbank Girozentrale
1211 Avenue of the Americas
New York, New York  10036
Attention: Cheryl Wilson, Vice President and Manager
Telephone No.: (212) 852-6152
Fax No.: (212) 302-7946
Telex: (ITT) 420736 (MCI) 666668

Percentage:  5.8737151248%      BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AG
----------                      New York Branch


                                By:    /s/ Richard Pankuch  /s/ Wolgang Novotny
                                   --------------------------------------------
                                Name:  Richard Pankuch      Wolfgang Novotny
                                     ------------------------------------------
                                Title: Vice President       Vice President
                                      -----------------------------------------


Address for Notices:
-------------------
Bayerische Hypotheken- und Wechsel-Bank AG
32 Old Slip
Financial Square
32nd Floor
New York, New York  10030
Attention: Wolfgang Novotny
Telephone No.:  212-440-0789
Fax No.: 212-440-0741

Payment Instructions:
--------------------
Name of Credit Bank:    Chase Manhattan Bank
City, State:            New York, New York
Method of Payment:      FED ABA #: 021000021
For Credit To:          Hypo Bank NY Branch
Account No.:            920-1-062016
Reference:              Transocean Enterprises Inc.
Attention:              Ruth Thomas

Operations Contact:
----------------------

Name:                   Ruth C. Thomas
Address:                Financial Square, 32 Old Slip, New York, NY 10015
Phone:                  212-440-0767
Fax:                    212-440-0741

Percentage:  4.6989720999%    THE SANWA BANK, LIMITED, DALLAS AGENCY
----------


                              By:    /s/ Blake Wright
                                 ----------------------------------------
                              Name:   R. Blake Wright
                                   --------------------------------------
                              Title:  Vice President
                                    -------------------------------------

Address for Notices:
-------------------
The Sanwa Bank, Limited, Dallas Agency
2200 Ross Avenue, #4100 West
Dallas, Texas  75201
Attention:  Blake Wright
Telephone No.: (214) 665-0216
Fax No.: (214) 741-6535
Telex: 735282
Answerback: SANWA BK DAL

Payment Instructions:
--------------------
Name of Credit Bank:    The Sanwa Bank, Limited, New York Branch
City, State:            55 East 52nd Street, New York, New York
Method of Payment:      ABA #026009823
For Credit To:          The Sanwa Bank, Limited, Dallas Agency
Account No.:            999677
Reference:              Transocean Offshore Inc.
Attention:              Greg Crowe

Lending Office:
--------------
The Sanwa Bank, Limited, Dallas Agency
2200 Ross Avenue, #4100 West
Dallas, Texas  75201
Attention:  Greg Crowe
Telephone No.: (214) 665-0229
Fax No.: (214) 741-6535
Telex: 735282
Answerback: SANWA BK DAL

Percentage:  4.6989720999%    SOCIETE GENERALE, SOUTHWEST AGENCY
----------


                              By:  /s/ Paul E. Cornell
                                 -------------------------------------
                              Name:  Paul E. Cornell
                                   -----------------------------------
                              Title: First Vice President
                                    ----------------------------------

Address for Notices:
-------------------
Societe Generale, Southwest Agency
1111 Bagby Street, #2020
Houston, Texas  77002
Attention: Elizabeth Hunter
Telephone No.: (713) 759-6330
Fax No.: (713) 750-0824

Payment Instructions:
--------------------
Name of Credit Bank:    Societe Generale, Southwest Agency
City, State:            New York, New York
Method of Payment:      ABA #026004226
For Credit To:          Transocean Enterprise Inc.
Account No.:            9036253
Reference:              Transocean Enterprise Inc.


Lending Office:
--------------
Societe Generale, Southwest Agency
2001 Ross Avenue, #4800
Dallas, Texas  75201
Attention: Tequlla English
Telephone No.: (214) 979-2767
Fax No.: (214) 754-0171

Percentage:  4.6989720999%    THE SUMITOMO BANK, LIMITED
----------


                              By:  /s/ Harumitsu Seki
                                 ------------------------------------
                                        Harumitsu Seki
                                        General Manager


Address for Notices:
-------------------
The Sumitomo Bank, Limited
700 Louisiana, Suite 1750
Houston, Texas  77002
Attention:  Robert Johnson, V.P.
Telephone No.: (713) 238-8235
Fax No.: (713) 759-0020
Telex: 774417
Answerback: SUMITBK

with copies to:

Ms. Andrea Wei
V.P./Associate General Counsel
The Sumitomo Bank, Limited
International Planning Dept. - Legal
277 Park Avenue
New York, New York  10172
Telephone: (212) 224-4414
Fax: (212) 224-5194
Telex/Answerback: 420515/232407

Payment Instructions:
--------------------
Name of Credit Bank:    Morgan Guaranty Trust Company
City, State:            New York, New York
Method of Payment:      Fed Funds ABA #021000238
For Credit To:          The Sumitomo Bank, Ltd. - Houston Agency
Account No.:            818004
Reference:              Transocean Offshore Inc. - Leases
Attention:              Loan Section

Lending Office:
--------------
The Sumitomo Bank, Limited
700 Louisiana, Suite 1750
Houston, Texas  77002
Telephone No.: (713) 759-0136
Fax No.: (713) 759-0020
Telex: 774417
Answerback: SUMITBK

Percentage:  4.6989720999%    SUNTRUST BANK, ATLANTA, as Documentation Agent and
----------                    as a Lender


                              By: /s/ F. McClellan Deaver, III
                                 ------------------------------------------
                                        F. McClellan Deaver, III
                                        Group Vice President

                              By: /s/ Todd C. Davis
                                 -------------------------------------------
                              Name:   Todd C. Davis
                                   -----------------------------------------
                              Title:  Assistant Vice President
                                    ----------------------------------------
Address for Notices:
-------------------
25 Park Place
Mail Code 120
P. O. Box 4418 (30302)
Atlanta, Georgia  30303
Attn:  John Fields, Vice President
Telephone:  (404) 581-1612
Fax: (404) 827-6270

Payment Instructions:
--------------------
Name of Credit Bank:  SunTrust Bank, Atlanta
City, State:          Atlanta, Georgia  30303
Method of Payment:    FED Wire X ABA #061000104
For Credit To:        Corporate Banking
Account No.:          9088000112
Reference:            Transocean Enterprise Inc.
Attention:            Pat Etheridge

Lending Office:
--------------
25 Park Place
Mail Code 120
P. O. Box 4418 (30302)
Atlanta, Georgia  30303
Attn:  John Fields

Percentage:  4.6989720999%    DEUTSCHE BANK AG IN HAMBURG
----------


                              By: /s/ Wagner        /s/ Ehrhardt
                                 ------------------------------------
                              Name:  Wagner         Ehrhardt
                                   ----------------------------------
                              Title: Director       Director
                                    ---------------------------------

Address for Notices:
-------------------
Deutsche Bank AG in Hamburg
Brandstwiete 1
20457 Hamburg, Germany
Attention:  Carola Roth
Telephone No.:  0049 40 3701 4334
Fax No.:  0049 40 3701 4649


Payment Instructions:
--------------------

Name of Credit Bank:  Deutsche Bank AG New York Branch
City, State:          New York, New York
Method of Payment:    ABA #026003780
For Credit To:        Deutsche Bank AG Frankfurt Branch
Account No.:          958409500
Reference:            Transocean Offshore Inc.
Attention:            Deutsche Bank AG in Hamburg (Ref. Shipfinancing Dept.)


Lending Office:
--------------

Name:     Carola Roth
Address:  Brandstwiete 1, 20457 Hamburg/Germany
Phone:    0049 40 3701 4334
Fax:      0049 40 3701 4649
Telex:    2161050 dhd

Percentage:  4.6989720999%    THE FIRST NATIONAL BANK OF CHICAGO
----------


                              By: /s/ Helen A. Carr
                                 ------------------------------------
                              Name:  Helen A. Carr
                                   ----------------------------------
                              Title: Attorney in Fact
                                    ---------------------------------

Address for Notices:
-------------------
The First National Bank of Chicago
1100 Louisiana, Suite 3200
Houston, Texas  77002
Attention: Helen Carr
Telephone No.: 713-654-7331
Fax No.:  713-654-7370

Lending Office:
--------------
Institution Name:        The First National Bank of Chicago
Street Address:          One First National Plaza
                         0634, 1FNP, 10
City/State/Zip:          Chicago, IL  60670

Payment Instructions:
--------------------
Name of Credit Bank:     The First National Bank of Chicago
City/State/Zip:          Chicago, IL  60670
Method of Payment:       ABA Transit Number 071000013
Account No.:             DES Incoming Clearing A/C Account Number 75217653
Reference:               Transocean Offshore Inc.
Attention:               Bill Laird
Phone No.:               (312) 732 5635
Fax No.:                 (312) 732 4840

Percentage:  2.9368575624%         THE BANK OF NEW YORK
----------


                                   By: /s/ Renee Bijlani
                                      -----------------------------------
                                       Renee Bijlani
                                       Vice President

Address for Notices:
-------------------
The Bank of New York
One Wall Street, 19th Floor
New York, New York  10286
Attention:  Renee Bijlani
Telephone No.: (212) 635-7875
Fax No.: (212) 635-7923

Payment Instructions:
--------------------
Name of Credit Bank:    The Bank of New York
City, State:            New York, New York
Method of Payment:      ABA #021000018
For Credit To:          Commercial Loan Servicing Department, GLA #111556
Reference:              Transocean Enterprise Inc.
Specify:                Fee, Interest or Principal (Period Covered)

Lending Office:
--------------
The Bank of New York
One Wall Street, 19th Floor
New York, New York  10286
Attention:  Nina Russo
Telephone No.: (212) 635-7921
Fax No.: (212) 635-7924

Percentage:  2.9368575624%    DG BANK DEUTSCHE GENOSSENSCHAFTS
----------                    BANK, CAYMAN ISLAND BRANCH


                              By: /s/ Lawrence H. Siegel
                                 ------------------------------------
                              Name:  Lawrence H. Siegel
                                   ----------------------------------
                              Title: Vice President


                              By: /s/ Michael J. Keanney
                                 ------------------------------------
                              Name:  Michael J. Keanney
                                   ----------------------------------
                              Title: Vice President
                                    ---------------------------------
Address for Notices:
-------------------
DG Bank
609 Fifth Avenue
New York, New York  10017
Attention: Ya-Roo Yang, Assistant Treasurer
Telephone No.: (212) 745-1568
Fax No.: (212) 745-1556/1550

Payment Instructions:
--------------------
Name of Credit Bank:    DG Bank
City, State:            New York, New York
Method of Payment:      Chips System DG Bank ABA #845
For Credit To:          Federal Reserve Bank of New York
Account No.:            Routing/Account 026008455
Reference:              Transocean
Attention:              Lawrence H. Siegel

Lending Office:
--------------
DG Bank
609 Fifth Avenue
New York, New York  10017
Attention: Lawrence Siegel, Vice President
Telephone No.: (212) 745-1587
Fax No.: (212) 745-1556/1550

Percentage:  2.9368575624%         THE DAI-ICHI KANGYO BANK, LIMITED
----------


                                   By: /s/ T. Kurita
                                      --------------------------------
                                       Takeshi Kurita
                                       Vice President

Address for Notices:
-------------------
The Dai-Ichi Kangyo Bank, Limited
1100 Louisiana, Suite 4940
Houston, Texas  77002
Attention: Kelton Glasscock, Vice President
Telephone No.: (713) 654-5055
Fax No.: (713) 654-1667

Payment Instructions:
--------------------
Name of Credit Bank:    Dai-Ichi Kangyo Bank
City, State:            New York, New York
Method of Payment:      ABA #026004307
Reference:              Transocean Enterprise Inc.
Attention:              Loan Administration Asst. General Manager

Lending Office:
--------------
The Dai-Ichi Kangyo Bank, Limited
1 World Trade Center, Suite 4911
New York, New York  10048
Attention:  Anita Kallichiran
Telephone No.: (212) 432-6653
Fax No.: (212) 488-8955

*Percentage:  2.9368575624%     ROYAL BANK OF CANADA, as Co-Agent and as a
 ----------                     Lender


                                By: /s/ J. D. Frost
                                   -------------------------------
                                    J. D. Frost
                                    Senior Manager

Address for Notices:
-------------------
Royal Bank of Canada
600 Wilshire Boulevard, Suite 800
Los Angeles, California  90017
Attention:  J. D. Frost, Senior Manager
Telephone No.: (213) 955-5321
Fax No.: (213) 955-5350

Payment Instructions:
--------------------
Name of Credit Bank:    Chase Manhattan Bank, New York
City, State:            New York, New York
Method of Payment:      ABA #021000021
For Credit To:          Royal Bank of Canada, New York
Account No.:            920-1-033363
Reference:              Transocean Enterprise Inc.
Specify:                Fees, interest and payment

Lending Office:
--------------
Royal Bank of Canada
One Financial Square, 23th Floor
New York, New York  10005-3531
Attention:  Linda Crum, Loan Administrator
Telephone No.: (212) 428-6323
Fax No.: (212) 428-2372
Telex: MCI 62519
Answerback: ROYBAN

Percentage:  2.9368575624%      KREDIETBANK N.V.
----------


                                By: /s/ Robert Snauffer      /s/ Tod R. Angus
                                   -------------------------------------------
                                   Robert Snauffer           Tod R. Angus
                                   Vice President            Vice President

Address for Notices:
-------------------
Kredietbank N.V.
Two Midtown Plaza, Suite 1750
1349 West Peachtree Street
Atlanta, Georgia  30309
Attention:  Kojo Asakura, Assistant Vice President
Telephone No.: (404) 876-2556
Fax No.:  (404) 876-3212



Payment Instructions:
--------------------
Name of Credit Bank:    Kredietbank N.V., New York Branch
City, State:            New York, New York
Method of Payment:      ABA 021 000018
For Credit To:          Kredietbank N.V.
Account No.:            8023015618
Reference:              Transocean Enterprise Inc.


Lending Office:
--------------

Kredietbank N.V.
125 West 55th St.
New York, NY 10019
Attention: Linda Resuma

Percentage:  2.9368575624%      THE ROYAL BANK OF SCOTLAND plc, as Co-Agent
----------                      and as a Lender


                                By: /s/ Russell Gibson
                                   ---------------------------------
                                   Russell Gibson
                                   Vice President and Deputy Manager

Address for Notices:
-------------------
The Royal Bank of Scotland plc
Wall Street Plaza
88 Pine Street
New York, New York  10005
Attention:  Mr. Russell Gibson, Vice President and Deputy Manager
Telephone No.:  (212) 269-1706
Fax No.: (212) 480-0791



Payment Instructions:
--------------------
Name of Credit Bank:  Morgan Guaranty Trust Co of NY
City, State:          New York, New York
Method of Payment:    FED ABA# 021000238
For Credit To:        The Royal Bank of Scotland plc
Account No.:          60000725
Attention:            Helaine Griffin


Lending Office:
--------------
Name:     Helaine Griffin
Address:  Wall Street Plaza
          88 Pine St., 26th Floor
          New York, New York  10005-1801
Telephone:  (212) 269-1700 (Ext. 213)
Fax:      (212) 480-0791
Telefax:  WVI 620261 RBSNY